Exhibit 99.6

Deutsche Bank

Financial Data Supplement Q4 2021
IASB Version

27 January 2022

Q4 2021 Financial Data Supplement

Due to rounding, numbers presented throughout this document may not sum precisely to the totals we provide and percentages may not precisely reflect the absolute figures.

All segment figures reflect the segment composition as of the fourth quarter 2021.

The figures in this document are preliminary and unaudited. Our Annual Report 2021 and SEC Form 20-F are scheduled to be published on 11 March 2022.

This Financial Data Supplement is presented under IFRS as issued by the IASB. The Bank is filing its Interim and Annual Reports under IFRS as adopted by the IASB with the US SEC (https://www.db.com/ir/en/sec-filings-for-financial-results.htm).

The Financial Data Supplement presented under IFRS as endorsed by the EU is available on the bank's website (https://www.db.com/ir/en/quarterly-results.htm).

Summary

	FY 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	FY 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	FY 2021	Q4 2021 vs. Q4 2020	Q4 2021 vs. Q3 2021	FY 2021 vs. FY 2020
Group financial targets														
Post-tax return on average tangible shareholders' equity[1,2,3]	(10.9)%	(0.9) %	(0.4)%	1.6 %	0.6%	0.2%	9.0 %	5.6%	1.3 %	0.3%	4.0%	(0.3)ppt	(1.0)ppt	3.8 ppt
Cost/income ratio[1]	108.2%	90.7 %	84.6%	87.1 %	91.4%	88.4%	73.8 %	80.1%	89.6 %	96.7%	84.2 %	5.3 ppt	7.2 ppt	(4.2)ppt
Common Equity Tier 1 capital ratio[1,6,21,22]	13.6%	12.8 %	13.3%	13.3 %	13.6%	13.6%	13.7 %	13.2%	13.0 %	13.2%	13.2 %	(0.4)ppt	0.2 ppt	(0.4)ppt
Leverage ratio (fully loaded)[1,7,22]	4.2%	4.0 %	4.2%	4.4 %	4.7%	4.7%	4.6 %	4.8%	4.8 %	4.9%	4.9%	0.2 ppt	0.2 ppt	0.2 ppt
Key financial metrics														
Statement of income														
Total net revenues, in € bn.	23.2	6.2	6.3	6.0	5.5	24.0	7.5	6.2	6.0	5.8	25.5	4.6 %	(4.1)%	6.4 %
Provision for credit losses, in € bn.	0.7	0.5	0.8	0.3	0.3	1.8	0.1	0.1	0.1	0.3	0.5	1.1 %	116.6 %	(71.2)%
Noninterest expenses, in € bn.	25.1	5.6	5.4	5.2	5.0	21.2	5.6	5.0	5.4	5.6	21.5	10.7 %	3.6%	1.4 %
Adjusted costs ex. transformation charges, in € bn.[4,5]	21.6	5.5	4.9	4.8	4.7	19.9	5.3	4.6	4.7	5.0	19.6	5.6 %	6.2%	(1.6)%
Profit (loss) before tax, in € bn.	(2.6)	0.1	0.2	0.5	0.2	1.0	1.9	1.2	0.5	(0.1)	3.5	N/M	N/M	N/M
Profit (loss), in € bn.	(5.3)	(0.0)	0.1	0.3	0.2	0.6	1.2	0.8	0.3	0.2	2.6	(0.5)%	(28.8)%	N/M
Profit (loss) attributable to Deutsche Bank shareholders, in € bn.	(5.7)	(0.1)	(0.1)	0.2	0.1	0.1	1.1	0.7	0.2	0.0	2.0	(43.9)%	(73.9)%	N/M
Balance sheet														
Total assets, in € bn.[8]	1,298	1,491	1,407	1,388	1,325	1,325	1,317	1,321	1,327	1,325	1,325	(0)%	(0)%	(0)%
Net assets (adjusted), in € bn.[1,8]	946	994	986	994	962	962	987	992	1,003	1,003	1,003	4 %	0%	4 %
Loans (gross of allowance for loan losses), in € bn.[8]	434	459	442	432	432	432	441	446	457	477	477	11%	4%	11 %
Average loans (gross of allowance for loan losses), in € bn.[8]	420	440	451	433	431	438	434	439	449	465	447	8 %	3%	2 %
Deposits, in € bn.[8]	572	567	573	575	568	568	578	581	586	604	604	6 %	3%	6 %
Allowance for loan losses, in € bn.[8]	4.0	4.3	4.9	4.8	4.8	4.8	4.8	4.8	4.8	4.8	4.8	(1)%	(1)%	(1)%
Shareholders' equity, in € bn.[8]	56	56	55	55	55	55	56	57	57	58	58	6 %	1%	6 %
Resources														
Risk-weighted assets, in € bn.[8]	324	341	331	325	329	329	330	345	351	352	352	7 %	0%	7 %
of which Operational risk RWA, in € bn.[8]	73	72	71	70	69	69	66	67	65	62	62	(10)%	(4)%	(10)%
Leverage exposure, in € bn.[8,7]	1,168	1,248	1,192	1,101	1,078	1,078	1,105	1,100	1,105	1,108	1,108	3 %	0%	3 %
Tangible shareholders' equity (Tangible book value), in € bn.	50	50	49	49	49	49	50	51	51	52	52	7 %	1%	7 %
High-quality liquid assets (HQLA), in € bn.	189	173	208	224	213	213	220	224	217	207	207	(3)%	(5)%	(3)%
Liquidity reserves, in € bn.	222	205	232	253	243	243	243	254	249	241	241	(1)%	(3)%	(1)%
Employees (full-time equivalent)[8]	87,597	86,667	86,824	86,984	84,659	84,659	84,389	83,797	84,512	82,969	82,969	(2)%	(2)%	(2)%
Branches[8]	1,931	1,921	1,920	1,915	1,891	1,891	1,863	1,845	1,805	1,709	1,709	(10)%	(5)%	(10)%
Ratios														
Post-tax return on average shareholders' equity[1,3]	(9.5)%	(0.8) %	(0.4)%	1.4 %	0.6%	0.2%	8.0 %	5.0%	1.2 %	0.3%	3.6%	(0.3)ppt	(0.9)ppt	3.4 ppt
Provision for credit losses (bps of average loans)	17	46	67	25	23	41	6	7	10	22	12	(1)bps	11 bps	(29)bps
Loan-to-deposit ratio	75.8%	80.9 %	77.1%	75.2 %	76.0%	76.0%	76.2 %	76.6%	77.9 %	78.9%	78.9 %	2.9 ppt	1.0 ppt	2.9 ppt
Leverage ratio (phase-in)[1,22]	4.3%	4.1 %	4.3%	4.5 %	4.8%	4.8%	4.7 %	4.9%	4.9 %	5.0%	5.0%	0.2 ppt	0.1 ppt	0.2 ppt
Liquidity coverage ratio	141%	133%	144%	151%	145%	145%	146%	143%	137%	133%	133%	(12)ppt	(4)ppt	(12)ppt
Per share information														
Basic earnings per share[8]	€ (2.71)	€ (0.01)	€ (0.14)	€ 0.14	€ 0.08	€ 0.06	€ 0.58	€ 0.21	€ 0.13	€ 0.08	€ 1.00	(6)%	(43)%	N/M
Diluted earnings per share[1,8]	€ (2.71)	€ (0.01)	€ (0.14)	€ 0.13	€ 0.08	€ 0.06	€ 0.56	€ 0.21	€ 0.13	€ 0.08	€ 0.97	(7)%	(43)%	N/M
Book value per basic share outstanding[1]	€ 26.37	€ 26.15	€ 26.19	€ 26.05	€ 26.03	€ 26.03	€ 26.86	€ 27.06	€ 27.40	€ 27.66	€ 27.66	6 %	1%	6 %
Tangible book value per basic share outstanding[1]	€ 23.41	€ 23.24	€ 23.29	€ 23.19	€ 23.18	€ 23.18	€ 23.95	€ 24.15	€ 24.54	€ 24.76	€ 24.76	7 %	1%	7 %

For footnotes please refer to page 30.

Consolidated statement of income

(In € m.)	FY 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	FY 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	FY 2021	Q4 2021 vs. Q4 2020	Q4 2021 vs. Q3 2021	FY 2021 vs. FY 2020
Interest and similar income	25,208	5,492	4,527	4,032	3,903	17,954	4,275	3,994	4,191	4,313	16,773	11 %	3 %	(7)%
Interest expense	11,458	2,230	1,431	1,406	1,338	6,405	1,479	1,342	1,423	1,412	5,655	6 %	(1)%	(12)%
Net interest income	**13,749**	**3,261**	**3,096**	**2,626**	**2,565**	**11,548**	**2,796**	**2,652**	**2,768**	**2,901**	**11,117**	**13 %**	**5 %**	**(4)%**
Provision for credit losses	723	506	761	273	251	1,792	69	75	117	254	515	1 %	117 %	(71)%
Net interest income after provision for credit losses	**13,026**	**2,755**	**2,334**	**2,353**	**2,314**	**9,756**	**2,727**	**2,577**	**2,651**	**2,647**	**10,602**	**14 %**	**(0)%**	**9 %**
Commissions and fee income	9,520	2,439	2,227	2,299	2,459	9,424	2,739	2,574	2,634	2,987	10,934	21 %	13 %	16 %
Net gains (losses) on financial assets/liabilities at fair value through P&L	193	231	708	881	513	2,332	1,601	983	673	(118)	3,139	N/M	N/M	35 %
Net gains (losses) on financial assets at fair value through OCI	260	125	62	50	86	323	107	22	59	48	237	(44)%	(18)%	(27)%
Net gains (losses) on financial assets at amortized cost	3	61	172	94	(15)	311	(1)	6	0	(4)	1	(75)%	N/M	(100)%
Net income (loss) from equity method investments	110	15	45	22	38	120	25	40	(8)	42	98	8 %	N/M	(19)%
Other income (loss)	(671)	86	32	(21)	(146)	(48)	281	(33)	(130)	(105)	13	(28)%	(19)%	N/M
Total noninterest income	**9,416**	**2,957**	**3,248**	**3,324**	**2,936**	**12,463**	**4,753**	**3,591**	**3,227**	**2,851**	**14,421**	**(3)%**	**(12)%**	**16 %**
Memo: Net revenues	**23,165**	**6,218**	**6,342**	**5,950**	**5,501**	**24,011**	**7,549**	**6,243**	**5,995**	**5,752**	**25,538**	**5 %**	**(4)%**	**6 %**
Compensation and benefits	11,142	2,689	2,645	2,663	2,475	10,471	2,631	2,551	2,520	2,715	10,418	10 %	8 %	(1)%
General and administrative expenses	12,253	2,875	2,599	2,336	2,449	10,259	2,926	2,361	2,840	2,893	10,821	10 %	(5)%	5 %
Impairment of goodwill and other intangible assets	1,037	0	0	0	0	0	0	0	3	2	5	N/M	(47)%	N/M
Restructuring activities	644	74	123	185	103	485	17	88	5	154	261	49 %	N/M	(46)%
Noninterest expenses	**25,076**	**5,638**	**5,367**	**5,183**	**5,027**	**21,216**	**5,574**	**4,998**	**5,369**	**5,584**	**21,505**	**11 %**	**4 %**	**1 %**
Profit (loss) before tax	**(2,634)**	**74**	**213**	**494**	**222**	**1,003**	**1,905**	**1,170**	**509**	**(66)**	**3,518**	**N/M**	**N/M**	**N/M**
Income tax expense (benefit)	2,630	78	129	177	8	391	661	333	208	(280)	923	N/M	N/M	136 %
Profit (loss)	**(5,265)**	**(4)**	**84**	**317**	**215**	**612**	**1,244**	**837**	**300**	**214**	**2,595**	**(0)%**	**(29)%**	**N/M**
Profit (loss) attributable to noncontrolling interests	125	23	32	31	42	129	36	33	23	52	144	24 %	126 %	12 %
Profit (loss) attributable to Deutsche Bank shareholders and additional equity components	**(5,390)**	**(27)**	**51**	**286**	**173**	**483**	**1,208**	**804**	**277**	**162**	**2,451**	**(5)%**	**(42)%**	**N/M**
Ratios[1]														
Net interest margin	1.4 %	1.5 %	1.4 %	1.1 %	1.1 %	1.3 %	1.2 %	1.1 %	1.2 %	1.2 %	1.2 %	0.1 ppt	0.0 ppt	(0.1)ppt
Average yield on loans	3.3 %	2.9 %	2.6 %	2.5 %	2.5 %	2.6 %	2.4 %	2.4 %	2.4 %	2.3 %	2.4 %	(0.2)ppt	(0.1)ppt	(0.3)ppt
Cost/income ratio	108.2 %	90.7 %	84.6 %	87.1 %	91.4 %	88.4 %	73.8 %	80.1 %	89.6 %	96.7 %	84.2 %	5.3 ppt	7.2 ppt	(4.2)ppt
Compensation ratio	48.1 %	43.3 %	41.7 %	44.7 %	45.0 %	43.6 %	34.9 %	40.9 %	42.0 %	47.2 %	40.8 %	2.2 ppt	5.2 ppt	(2.8)ppt
Noncompensation ratio	60.1 %	47.4 %	42.9 %	42.4 %	46.4 %	44.7 %	39.0 %	39.2 %	47.5 %	49.5 %	43.4 %	3.1 ppt	2.0 ppt	(1.3)ppt
Costs														
Noninterest expenses	**25,076**	**5,638**	**5,367**	**5,183**	**5,027**	**21,216**	**5,574**	**4,998**	**5,369**	**5,584**	**21,505**	**11 %**	**4 %**	**1 %**
Impairment of goodwill and other intangible assets	1,037	0	0	0	0	0	0	0	3	2	5	N/M	(47)%	N/M
Litigation charges, net	473	14	165	20	(41)	158	78	148	85	155	466	N/M	83 %	195 %
Restructuring and severance	805	88	185	243	172	688	58	123	38	251	470	46 %	N/M	(32)%
Adjusted costs	**22,761**	**5,536**	**5,018**	**4,921**	**4,896**	**20,370**	**5,439**	**4,727**	**5,243**	**5,155**	**20,564**	**5 %**	**(2)%**	**1 %**
Transformation charges[2]	1,145	84	95	104	207	490	116	99	583	204	1,003	(1)%	(65)%	105 %
Adjusted costs ex. transformation charges[2]	**21,616**	**5,452**	**4,923**	**4,816**	**4,689**	**19,880**	**5,322**	**4,628**	**4,660**	**4,951**	**19,561**	**6 %**	**6 %**	**(2)%**

For footnotes please refer to page 30.

Consolidated balance sheet - Assets

(in € m.)	Dec 31, 2019	Mar 31, 2020	Jun 30, 2020	Sep 30, 2020	Dec 31, 2020	Mar 31, 2021	Jun 30, 2021	Sep 30, 2021	Dec 31, 2021	Dec 31, 2021 vs. Dec 31, 2020
Assets										
Cash and central bank balances	137,592	121,885	166,232	177,190	166,208	179,981	198,268	196,892	192,021	16 %
Interbank balances without central banks	9,636	13,532	10,159	9,965	9,130	11,797	8,359	7,570	7,342	(20)%
Central bank funds sold and securities purchased under resale agreements	13,801	11,147	7,504	8,033	8,533	8,650	8,519	8,752	8,368	(2)%
Securities borrowed	428	305	13	0	0	37	33	223	63	N/M
Trading assets	110,875	116,812	116,959	119,587	107,929	109,830	112,120	121,016	102,396	(5)%
Positive market values from derivative financial instruments	332,931	433,848	372,912	341,935	343,493	290,616	273,890	277,160	299,732	(13)%
Non-trading financial assets mandatory at fair value through P&L	86,901	84,241	81,816	82,088	76,121	84,090	83,412	81,179	88,965	17 %
Financial assets designated at fair value through profit or loss	7	396	384	367	437	158	90	134	140	(68)%
Total financial assets at fair value through profit or loss	530,713	635,297	572,070	543,977	527,980	484,695	469,511	479,489	491,233	(7)%
Financial assets at fair value through OCI	45,503	44,046	46,233	53,324	55,834	41,671	37,186	32,564	28,979	(48)%
Equity method investments	929	916	949	921	901	1,062	1,110	1,081	1,091	21 %
Loans at amortized cost	429,841	454,557	436,759	427,435	426,691	435,722	440,747	451,985	472,069	11 %
Property and equipment	4,930	4,802	4,816	5,761	5,549	5,457	5,378	5,317	5,536	(0)%
Goodwill and other intangible assets	7,029	6,997	6,900	6,749	6,725	6,852	6,846	6,725	6,824	1 %
Other assets	110,359	190,856	148,364	147,107	110,360	134,671	137,941	129,074	103,784	(6)%
Assets for current tax	926	1,048	1,082	925	986	958	1,036	1,060	1,214	23 %
Deferred tax assets	5,986	5,900	5,989	6,131	6,063	5,840	5,800	5,799	6,180	2 %
Total assets	**1,297,674**	**1,491,286**	**1,407,071**	**1,387,517**	**1,324,961**	**1,317,392**	**1,320,734**	**1,326,532**	**1,324,705**	**(0)%**

Consolidated balance sheet - Liabilities and total equity

(in € m.)	Dec 31, 2019	Mar 31, 2020	Jun 30, 2020	Sep 30, 2020	Dec 31, 2020	Mar 31, 2021	Jun 30, 2021	Sep 30, 2021	Dec 31, 2021	Dec 31, 2021 vs. Dec 31, 2020
Liabilities and equity										
Deposits	572,208	567,081	572,785	574,524	567,745	577,858	581,490	586,053	604,396	6 %
Central bank funds purchased and securities sold under repurchase agreements	3,115	9,342	6,959	3,839	2,325	3,022	3,144	2,077	747	(68)%
Securities loaned	259	466	1,156	1,523	1,697	1,536	1,123	1,166	24	(99)%
Trading liabilities	37,065	42,384	43,503	50,299	44,316	51,521	56,121	56,272	54,718	23 %
Negative market values from derivative financial instruments	316,506	418,025	355,679	329,736	327,775	275,577	264,564	264,214	287,109	(12)%
Financial liabilities designated at fair value through profit or loss	50,332	61,441	54,060	57,407	46,582	47,911	52,921	59,389	58,468	26 %
Investment contract liabilities	544	464	506	515	526	547	560	557	562	7 %
Financial liabilities at fair value through profit or loss	404,448	522,314	453,749	437,957	419,199	375,556	374,167	380,432	400,857	(4)%
Other short-term borrowings	5,218	4,531	4,116	4,383	3,553	4,723	3,428	3,128	4,034	14 %
Other liabilities	107,964	182,009	147,134	148,014	114,208	136,239	137,847	134,752	97,795	(14)%
Provisions	2,622	2,615	2,552	2,514	2,430	2,734	2,556	2,507	2,641	9 %
Liabilities for current tax	651	652	767	688	574	781	884	798	600	5 %
Deferred tax liabilities	545	768	653	627	561	560	507	523	498	(11)%
Long-term debt	136,473	136,168	153,080	149,922	149,163	149,296	149,139	147,961	144,485	(3)%
Trust preferred securities	2,013	2,052	1,348	1,338	1,321	1,334	1,044	1,034	528	(60)%
Total liabilities	**1,235,515**	**1,427,996**	**1,344,300**	**1,325,327**	**1,262,777**	**1,253,641**	**1,255,328**	**1,260,430**	**1,256,606**	**(0)%**
Total shareholders' equity	**55,857**	**55,838**	**55,297**	**54,729**	**54,774**	**56,284**	**56,748**	**57,402**	**58,096**	**6 %**
Additional equity components[10]	4,665	5,817	5,826	5,825	5,824	5,825	7,068	7,067	8,305	43 %
Noncontrolling interests	1,638	1,635	1,648	1,636	1,587	1,642	1,591	1,634	1,698	7 %
Total equity	**62,160**	**63,290**	**62,771**	**62,190**	**62,184**	**63,751**	**65,406**	**66,102**	**68,099**	**10 %**
Total liabilities and equity	**1,297,674**	**1,491,286**	**1,407,071**	**1,387,517**	**1,324,961**	**1,317,392**	**1,320,734**	**1,326,532**	**1,324,705**	**(0)%**

For footnotes please refer to page 30.

Net revenues - segment view[11]

(in € m.)	FY 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	FY 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	FY 2021	Q4 2021 vs. Q4 2020	Q4 2021 vs. Q3 2021	FY 2021 vs. FY 2020
Corporate Bank														
Corporate Treasury Services	3,077	811	826	750	738	3,125	807	739	755	828	3,130	12 %	10 %	0 %
Institutional Client Services	1,405	325	325	320	304	1,274	314	311	326	343	1,294	12 %	5 %	2 %
Business Banking	765	189	190	185	183	747	192	179	174	181	726	(1)%	4 %	(3)%
Total Corporate Bank	**5,247**	**1,324**	**1,342**	**1,255**	**1,226**	**5,146**	**1,313**	**1,230**	**1,255**	**1,352**	**5,150**	**10 %**	**8 %**	**0 %**
of which:														
Net interest income	2,635	703	822	705	654	2,883	707	543	645	710	2,605	9 %	10 %	(10)%
Commission and fee income	2,192	531	511	506	530	2,078	548	533	550	572	2,203	8 %	4 %	6 %
Remaining income	420	91	8	44	42	185	59	154	61	69	343	65 %	14 %	85 %
Investment Bank														
Fixed Income, Currency (FIC) Sales & Trading	5,524	1,854	2,027	1,805	1,388	7,074	2,469	1,811	1,585	1,198	7,063	(14)%	(24)%	(0)%
Origination & Advisory	1,635	441	613	531	529	2,114	655	623	648	681	2,608	29 %	5 %	23 %
Other	(136)	58	37	29	(25)	99	(28)	(40)	(5)	33	(40)	N/M	N/M	N/M
Total Investment Bank	**7,023**	**2,353**	**2,677**	**2,364**	**1,892**	**9,286**	**3,097**	**2,394**	**2,227**	**1,913**	**9,631**	**1 %**	**(14)%**	**4 %**
Private Bank														
Private Bank Germany	5,109	1,331	1,210	1,276	1,171	4,989	1,346	1,198	1,196	1,268	5,008	8 %	6 %	0 %
International Private Bank	3,130	836	750	759	792	3,136	831	820	803	772	3,226	(2)%	(4)%	3 %
IPB Personal Banking[12]	905	227	194	228	220	870	236	221	224	227	908	3 %	1 %	4 %
IPB Private Banking and Wealth Management[13]	2,225	608	555	531	572	2,266	595	599	579	545	2,318	(5)%	(6)%	2 %
Total Private Bank	**8,239**	**2,167**	**1,960**	**2,035**	**1,963**	**8,126**	**2,178**	**2,018**	**1,999**	**2,040**	**8,234**	**4 %**	**2 %**	**1 %**
of which:														
Net interest income	4,838	1,190	1,129	1,186	994	4,499	1,172	1,147	1,149	1,133	4,601	14 %	(1)%	2 %
Commission and fee income	2,866	846	679	741	787	3,052	889	737	735	846	3,207	8 %	15 %	5 %
Remaining income	534	131	152	109	182	574	117	134	114	61	426	(67)%	(47)%	(26)%
Asset Management														
Management Fees	2,141	553	508	524	551	2,136	547	584	609	629	2,370	14 %	3 %	11 %
Performance & Transaction Fees	201	17	20	20	33	90	40	19	27	126	212	N/M	N/M	135 %
Other	(10)	(51)	21	18	15	3	50	23	20	33	126	125 %	72 %	N/M
Total Asset Management	**2,332**	**519**	**549**	**563**	**599**	**2,229**	**637**	**626**	**656**	**789**	**2,708**	**32 %**	**20 %**	**21 %**
Corporate & Other	**107**	**(88)**	**(119)**	**(231)**	**(113)**	**(552)**	**243**	**(1)**	**(106)**	**(347)**	**(211)**	**N/M**	**N/M**	**(62)%**
Core Bank[1]	**22,948**	**6,275**	**6,408**	**5,988**	**5,586**	**24,236**	**7,468**	**6,267**	**6,031**	**5,747**	**25,512**	**3 %**	**(5)%**	**5 %**
Capital Release Unit	**217**	**(57)**	**(66)**	**(38)**	**(85)**	**(225)**	**81**	**(24)**	**(38)**	**5**	**26**	**N/M**	**N/M**	**N/M**
Net revenues	**23,165**	**6,218**	**6,342**	**5,950**	**5,501**	**24,011**	**7,549**	**6,243**	**5,995**	**5,752**	**25,538**	**5 %**	**(4)%**	**6 %**

For footnotes please refer to page 30.

Corporate Bank

(In € m., unless stated otherwise)	FY 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	FY 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	FY 2021	Q4 2021 vs. Q4 2020	Q4 2021 vs. Q3 2021	FY 2021 vs. FY 2020
Corporate Treasury Services	3,077	811	826	750	738	3,125	807	739	755	828	3,130	12 %	10 %	0 %
Institutional Client Services	1,405	325	325	320	304	1,274	314	311	326	343	1,294	12 %	5 %	2 %
Business Banking	765	189	190	185	183	747	192	179	174	181	726	(1)%	4 %	(3)%
Total net revenues	**5,247**	**1,324**	**1,342**	**1,255**	**1,226**	**5,146**	**1,313**	**1,230**	**1,255**	**1,352**	**5,150**	**10 %**	**8 %**	**0 %**
of which:														
Net interest income	2,635	703	822	705	654	2,883	707	543	645	710	2,605	9 %	10 %	(10)%
Commission and fee income	2,192	531	511	506	530	2,078	548	533	550	572	2,203	8 %	4 %	6 %
Remaining income	420	91	8	44	42	185	59	154	61	69	343	65 %	14 %	85 %
Provision for credit losses	284	107	143	41	73	364	(21)	(20)	(10)	47	(3)	(35)%	N/M	N/M
Compensation and benefits	1,419	362	340	353	347	1,402	360	355	332	381	1,447	10 %	8 %	3 %
General and administrative expenses	2,829	729	779	651	655	2,813	729	643	614	674	2,659	3 %	10 %	(5)%
Impairment of goodwill and other intangible assets[11]	492	0	0	0	0	0	0	0	3	2	5	N/M	(47)%	N/M
Restructuring activities	137	5	0	25	(1)	28	12	5	4	21	42	N/M	N/M	47 %
Noninterest expenses	**4,877**	**1,095**	**1,119**	**1,028**	**1,001**	**4,243**	**1,100**	**1,003**	**973**	**1,077**	**4,153**	**8 %**	**11 %**	**(2)%**
Noncontrolling interests	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Profit (loss) before tax	**88**	**122**	**79**	**185**	**152**	**539**	**233**	**247**	**292**	**228**	**1,000**	**50 %**	**(22)%**	**86 %**
Balance sheet and resources														
Employees (front office, full-time equivalent)[6]	8,022	7,962	7,936	7,886	7,681	7,681	7,627	7,583	7,586	7,453	7,453	(3)%	(2)%	(3)%
Employees (business-aligned operations, full-time equivalent)[6]	5,449	5,381	5,460	5,658	5,639	5,639	5,899	5,880	5,992	5,812	5,812	3 %	(3)%	3 %
Total employees (directly-managed, full-time equivalent)[6]	13,471	13,343	13,396	13,544	13,320	13,320	13,526	13,463	13,577	13,265	13,265	(0)%	(2)%	(0)%
Assets[6,14]	228,846	245,130	240,903	246,420	237,675	237,675	246,099	245,482	251,264	245,716	245,716	3 %	(2)%	3 %
Risk-weighted assets[6]	58,993	61,518	58,778	57,991	57,483	57,483	61,403	61,578	62,353	65,406	65,406	14 %	5 %	14 %
of which Operational risk RWA[6]	7,333	6,990	6,497	6,222	6,029	6,029	5,842	6,055	5,743	5,571	5,571	(8)%	(3)%	(8)%
Leverage exposure[6,7,8]	270,836	278,772	273,380	280,764	273,959	273,959	286,728	281,185	286,109	283,346	283,346	3 %	(1)%	3 %
Deposits[6]	263,202	259,185	263,865	262,344	252,369	252,369	257,985	256,679	261,644	270,177	270,177	7 %	3 %	7 %
Loans (gross of allowance for loan losses)[6]	119,396	130,669	120,140	114,712	114,583	114,583	116,993	116,495	119,393	122,310	122,310	7 %	2 %	7 %
Average loans (gross of allowance for loan losses)[6]	119,396	119,931	125,802	115,662	113,571	118,027	114,124	115,051	116,781	120,079	116,251	6 %	3 %	(2)%
Allowance for loan losses[6]	997	1,120	1,305	1,256	1,245	1,245	1,245	1,131	1,126	1,041	1,041	(16)%	(8)%	(16)%
Performance measures and ratios[1]														
Net interest margin	2.1 %	2.2 %	2.4 %	2.3 %	2.2 %	2.3 %	2.3 %	1.8 %	2.1 %	2.2 %	2.1 %	0.1 ppt	0.2 ppt	(0.2)ppt
Provision for credit losses (bps of average loans)	24	36	46	14	26	31	(7)	(7)	(3)	16	(0)	(10)bps	19 bps	(31)bps
Cost/income ratio	93.0 %	82.7 %	83.4 %	82.0 %	81.7 %	82.5 %	83.8 %	81.5 %	77.5 %	79.7 %	80.6 %	(2.0)ppt	2.1 ppt	(1.8)ppt
Post-tax return on average shareholders' equity[3]	(0.0) %	2.8 %	1.5 %	4.8 %	3.7 %	3.2 %	6.0 %	6.1 %	7.3 %	5.4 %	6.2 %	1.7 ppt	(1.9)ppt	3.0 ppt
Post-tax return on average tangible shareholders' equity[1,3]	(0.0) %	2.9 %	1.6 %	5.1 %	4.0 %	3.4 %	6.4 %	6.6 %	7.8 %	5.8 %	6.7 %	1.9 ppt	(2.0)ppt	3.3 ppt
Costs														
Noninterest expenses	**4,877**	**1,095**	**1,119**	**1,028**	**1,001**	**4,243**	**1,100**	**1,003**	**973**	**1,077**	**4,153**	**8 %**	**11 %**	**(2)%**
Impairment of goodwill and other intangible assets[11]	492	0	0	0	0	0	0	0	3	2	5	N/M	(47)%	N/M
Litigation charges, net	(4)	(0)	81	15	4	99	(0)	2	1	(1)	2	N/M	N/M	(98)%
Restructuring and severance	150	10	10	39	19	79	25	18	10	59	111	N/M	N/M	42 %
Adjusted costs	**4,239**	**1,085**	**1,028**	**975**	**978**	**4,066**	**1,076**	**983**	**960**	**1,018**	**4,036**	**4 %**	**6 %**	**(1)%**
Transformation charges[1]	160	26	4	15	15	59	11	11	12	23	58	60 %	93 %	(2)%
Adjusted costs ex. transformation charges	**4,079**	**1,059**	**1,024**	**960**	**963**	**4,007**	**1,064**	**972**	**947**	**995**	**3,978**	**3 %**	**5 %**	**(1)%**

For footnotes please refer to page 30.

Investment Bank

(in € m., unless stated otherwise)	FY 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	FY 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	FY 2021	Q4 2021 vs. Q4 2020	Q4 2021 vs. Q3 2021	FY 2021 vs. FY 2020
Fixed Income, Currency (FIC) Sales & Trading	5,524	1,854	2,027	1,805	1,388	7,074	2,469	1,811	1,585	1,198	7,063	(14)%	(24)%	(0)%
Debt Origination	1,117	361	453	372	315	1,500	385	399	416	373	1,573	19 %	(10)%	5 %
Equity Origination	148	17	118	95	139	369	199	114	114	116	544	(16)%	2 %	47 %
Advisory	370	63	42	65	75	244	71	110	118	192	491	156 %	63 %	101 %
Origination & Advisory	1,635	441	613	531	529	2,114	655	623	648	681	2,608	29 %	5 %	23 %
Other	(136)	58	37	29	(25)	99	(28)	(40)	(5)	33	(40)	N/M	N/M	N/M
Total net revenues	**7,023**	**2,353**	**2,677**	**2,364**	**1,892**	**9,286**	**3,097**	**2,394**	**2,227**	**1,913**	**9,631**	**1 %**	**(14)%**	**4 %**
Provision for credit losses	110	243	364	53	30	690	0	2	37	64	104	114 %	75 %	(85)%
Compensation and benefits	2,156	539	507	562	472	2,081	533	533	521	612	2,199	30 %	18 %	6 %
General and administrative expenses	4,073	933	810	791	789	3,323	1,073	803	821	886	3,583	12 %	8 %	8 %
Impairment of goodwill and other intangible assets	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Restructuring activities	169	4	11	4	(4)	14	1	11	(0)	35	47	N/M	N/M	N/M
Noninterest expenses	**6,397**	**1,476**	**1,329**	**1,357**	**1,256**	**5,418**	**1,607**	**1,347**	**1,342**	**1,534**	**5,830**	**22 %**	**14 %**	**8 %**
Noncontrolling interests	20	(1)	6	(0)	7	11	1	(2)	(12)	(4)	(17)	N/M	(70)%	N/M
Profit (loss) before tax	**496**	**635**	**978**	**954**	**599**	**3,166**	**1,489**	**1,046**	**881**	**319**	**3,715**	**(47)%**	**(63)%**	**17 %**
Balance sheet and resources														
Employees (front office, full-time equivalent)[6]	4,387	4,326	4,270	4,167	4,317	4,317	4,278	4,211	4,325	4,290	4,290	(1)%	(1)%	(1)%
Employees (business-aligned operations, full-time equivalent)[6]	3,107	3,094	3,152	3,280	3,267	3,267	3,004	2,983	3,034	2,912	2,912	(11)%	(4)%	(11)%
Total employees (directly-managed, full-time equivalent)[6]	7,494	7,420	7,422	7,448	7,584	7,584	7,282	7,194	7,359	7,202	7,202	(5)%	(2)%	(5)%
Assets[6,14]	501,591	653,008	594,103	591,835	573,536	573,536	574,255	585,743	595,823	615,906	615,906	7 %	3 %	7 %
Risk-weighted assets[6]	116,367	130,957	126,122	123,613	128,292	128,292	126,499	138,479	139,589	140,800	140,800	10 %	1 %	10 %
of which Operational risk RWA[6]	26,525	27,046	27,278	27,049	27,115	27,115	25,723	25,952	25,329	25,031	25,031	(8)%	(1)%	(8)%
Leverage exposure[6,7,8]	432,086	522,997	485,520	491,614	476,097	476,097	493,683	509,014	511,060	530,361	530,361	11 %	4 %	11 %
Loans (gross of allowance for loan losses)[6]	75,013	87,282	79,770	72,913	69,218	69,218	71,248	74,712	80,199	92,966	92,966	34 %	16 %	34 %
Average loans (gross of allowance for loan losses)[6]	75,013	78,840	84,773	75,108	71,075	76,883	69,952	71,723	76,820	84,979	75,980	20 %	11 %	(1)%
Allowance for loan losses[6]	263	456	711	599	533	533	534	544	570	593	593	11 %	4 %	11 %
Performance measures and ratios[1]														
Provision for credit losses (bps of average loans)	15	123	172	28	17	90	0	1	19	30	14	13 bps	11 bps	(76)bps
Cost/income ratio	91.1 %	62.7 %	49.6 %	57.4 %	66.4 %	58.3 %	51.9 %	56.3 %	60.3 %	80.2 %	60.5 %	13.8 ppt	19.9 ppt	2.2 ppt
Post-tax return on average shareholders' equity[3]	1.0 %	7.6 %	11.4 %	11.0 %	6.7 %	9.2 %	17.7 %	11.9 %	9.3 %	2.8 %	10.3 %	(3.9)ppt	(6.5)ppt	1.0 ppt
Post-tax return on average tangible shareholders' equity[2,3]	1.1 %	8.0 %	12.0 %	11.6 %	7.0 %	9.7 %	18.6 %	12.5 %	9.7 %	2.9 %	10.7 %	(4.1)ppt	(6.8)ppt	1.0 ppt
Costs														
Noninterest expenses	**6,397**	**1,476**	**1,329**	**1,357**	**1,256**	**5,418**	**1,607**	**1,347**	**1,342**	**1,534**	**5,830**	**22 %**	**14 %**	**8 %**
Impairment of goodwill and other intangible assets	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Litigation charges, net	135	1	2	(5)	21	20	12	5	18	63	99	198 %	N/M	N/M
Restructuring and severance	218	(2)	16	5	6	26	7	24	11	46	87	N/M	N/M	N/M
Adjusted costs	**6,044**	**1,477**	**1,311**	**1,357**	**1,229**	**5,373**	**1,588**	**1,319**	**1,313**	**1,425**	**5,644**	**16 %**	**9 %**	**5 %**
Transformation charges[1]	211	14	28	21	22	84	13	12	12	23	60	5 %	92 %	(29)%
Adjusted costs ex. transformation charges	**5,832**	**1,463**	**1,283**	**1,336**	**1,207**	**5,289**	**1,574**	**1,307**	**1,301**	**1,402**	**5,584**	**16 %**	**8 %**	**6 %**

For footnotes please refer to page 30.

Private Bank

(in € m., unless stated otherwise)	FY 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	FY 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	FY 2021	Q4 2021 vs. Q4 2020	Q4 2021 vs. Q3 2021	FY 2021 vs. FY 2020
Private Bank Germany	5,109	1,331	1,210	1,276	1,171	4,989	1,346	1,198	1,196	1,268	5,008	8 %	6 %	0 %
International Private Bank	3,130	836	750	759	792	3,136	831	820	803	772	3,226	(2)%	(4)%	3 %
IPB Personal Banking[12]	905	227	194	228	220	870	236	221	224	227	908	3 %	1 %	4 %
IPB Private Banking and Wealth Management[12]	2,225	608	555	531	572	2,266	595	599	579	545	2,318	(5)%	(6)%	2 %
Total net revenues	**8,239**	**2,167**	**1,960**	**2,035**	**1,963**	**8,126**	**2,178**	**2,018**	**1,999**	**2,040**	**8,234**	**4 %**	**2 %**	**1 %**
of which:														
Net interest income	4,838	1,190	1,129	1,186	994	4,499	1,172	1,147	1,149	1,133	4,601	14 %	(1)%	2 %
Commission and fee income	2,866	846	679	741	787	3,052	889	737	735	846	3,207	8 %	15 %	5 %
Remaining income	534	131	152	109	182	574	117	134	114	61	426	(67)%	(47)%	(26)%
Provision for credit losses	344	139	225	174	173	711	98	117	92	139	446	(20)%	51 %	(37)%
Compensation and benefits	2,971	739	728	728	689	2,863	719	682	692	717	2,810	7 %	4 %	(2)%
General and administrative expenses	4,517	1,085	1,160	982	1,011	4,238	1,087	1,163	1,053	1,137	4,440	12 %	8 %	5 %
Impairment of goodwill and other intangible assets	545	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Restructuring activities	125	62	104	151	95	413	2	69	3	98	173	3 %	N/M	(58)%
Noninterest expenses	**8,159**	**1,886**	**1,992**	**1,861**	**1,775**	**7,513**	**1,808**	**1,914**	**1,749**	**1,952**	**7,423**	**10 %**	**12 %**	**(1)%**
Noncontrolling interests	(0)	(0)	(0)	0	0	0	0	0	0	(0)	0	N/M	N/M	(87)%
Profit (loss) before tax	**(263)**	**142**	**(257)**	**0**	**15**	**(99)**	**271**	**(12)**	**158**	**(51)**	**365**	**N/M**	**N/M**	**N/M**
Balance sheet and resources														
Employees (front office, full-time equivalent)[6]	31,421	31,088	30,942	30,684	29,764	29,764	29,497	29,132	28,927	28,100	28,100	(6)%	(3)%	(6)%
Assets[6,14]	270,334	263,115	283,613	283,164	296,596	296,596	295,688	304,578	308,216	310,496	310,496	5 %	1 %	5 %
Risk-weighted assets[6]	74,032	74,974	75,083	76,066	77,074	77,074	76,973	78,061	85,421	85,366	85,366	11 %	(0)%	11 %
of which Operational risk RWA[6]	8,299	7,962	7,677	7,640	8,081	8,081	8,187	8,463	8,098	7,527	7,527	(7)%	(7)%	(7)%
Leverage exposure[6,7,8]	282,575	277,791	296,387	293,889	307,746	307,746	308,898	313,767	317,864	320,692	320,692	4 %	1 %	4 %
Deposits[6]	285,998	288,778	291,338	296,601	301,184	301,184	306,310	310,456	308,638	313,418	313,418	4 %	2 %	4 %
Loans (gross of allowance for loan losses)[6]	226,755	228,418	229,944	233,619	237,194	237,194	242,480	246,727	249,871	254,439	254,439	7 %	2 %	7 %
Average loans (gross of allowance for loan losses)[6]	226,755	228,375	228,869	231,295	235,576	231,052	239,311	244,158	248,304	252,324	245,962	7 %	2 %	6 %
Allowance for loan losses[6]	2,501	2,551	2,656	2,755	2,851	2,851	2,905	2,962	3,002	3,017	3,017	6 %	0 %	6 %
Assets under management, in € bn.[6,13]	482	442	471	477	493	493	520	536	541	553	553	12 %	2 %	12 %
Net flows, in € bn.	4	1	6	5	5	16	11	10	6	3	30	(30)%	(46)%	88 %
Performance measures and ratios[1]														
Net interest margin	2.2 %	2.1 %	1.9 %	2.0 %	1.7 %	1.9 %	1.9 %	1.9 %	1.8 %	1.8 %	1.8 %	0.1 ppt	(0.1)ppt	(0.1)ppt
Provision for credit losses (bps of average loans)	15	24	39	30	29	31	16	19	15	22	18	(7)bps	7 bps	(13)bps
Cost/income ratio	99.0 %	87.0 %	101.6 %	91.4 %	90.4 %	92.5 %	83.0 %	94.8 %	87.5 %	95.7 %	90.1 %	5.3 ppt	8.2 ppt	(2.3)ppt
Post-tax return on average shareholders' equity[3]	(2.2) %	3.0 %	(7.4) %	(0.7) %	(0.3) %	(1.3) %	5.6 %	(1.0) %	2.8 %	(2.0) %	1.3 %	(1.6)ppt	(4.8)ppt	2.6 ppt
Post-tax return on average tangible shareholders' equity[2,3]	(2.4) %	3.3 %	(8.3) %	(0.8) %	(0.4) %	(1.5) %	6.2 %	(1.1) %	3.1 %	(2.2) %	1.5 %	(1.8)ppt	(5.3)ppt	2.9 ppt
Costs														
Noninterest expenses	**8,159**	**1,886**	**1,992**	**1,861**	**1,775**	**7,513**	**1,808**	**1,914**	**1,749**	**1,952**	**7,423**	**10 %**	**12 %**	**(1)%**
Impairment of goodwill and other intangible assets	545	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Litigation charges, net	(21)	2	75	2	4	83	1	128	9	(3)	134	N/M	N/M	62 %
Restructuring and severance	156	66	136	183	135	520	11	76	16	134	237	(0)%	N/M	(54)%
Adjusted costs	**7,479**	**1,817**	**1,781**	**1,676**	**1,636**	**6,911**	**1,795**	**1,710**	**1,724**	**1,822**	**7,051**	**11 %**	**6 %**	**2 %**
Transformation charges[1]	190	15	51	8	49	122	36	57	48	80	221	62 %	66 %	81 %
Adjusted costs ex. transformation charges	**7,290**	**1,803**	**1,730**	**1,668**	**1,587**	**6,788**	**1,759**	**1,653**	**1,676**	**1,742**	**6,830**	**10 %**	**4 %**	**1 %**

For footnotes please refer to page 30.

Asset Management

(In € m., unless stated otherwise)	FY 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	FY 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	FY 2021	Q4 2021 vs. Q4 2020	Q4 2021 vs. Q3 2021	FY 2021 vs. FY 2020
Management Fees	2,141	553	508	524	551	2,136	547	584	609	629	2,370	14 %	3 %	11 %
Performance & Transaction Fees	201	17	20	20	33	90	40	19	27	126	212	N/M	N/M	135 %
Other	(10)	(51)	21	18	15	3	50	23	20	33	126	125 %	72 %	N/M
Total net revenues	**2,332**	**519**	**549**	**563**	**599**	**2,229**	**637**	**626**	**656**	**789**	**2,708**	**32 %**	**20 %**	**21 %**
Provision for credit losses	1	1	(1)	2	0	2	(0)	1	(0)	4	5	N/M	N/M	148 %
Compensation and benefits	832	173	204	182	182	740	216	202	193	210	822	16 %	9 %	11 %
General and administrative expenses	851	197	189	173	205	763	188	192	219	241	840	18 %	10 %	10 %
Impairment of goodwill and other intangible assets	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Restructuring activities	29	3	7	(1)	12	22	1	1	(0)	0	2	(100)%	N/M	(92)%
Noninterest expenses	**1,711**	**373**	**400**	**354**	**399**	**1,526**	**405**	**395**	**412**	**452**	**1,664**	**13 %**	**10 %**	**9 %**
Noncontrolling interests	152	35	36	44	43	157	49	49	51	74	223	73 %	46 %	42 %
Profit (loss) before tax	**468**	**111**	**114**	**163**	**157**	**544**	**184**	**180**	**193**	**259**	**816**	**65 %**	**35 %**	**50 %**
Balance sheet and resources														
Employees (front office, full-time equivalent)[6]	3,925	3,889	3,901	3,882	3,926	3,926	3,945	3,953	4,041	4,072	4,072	4 %	1 %	4 %
Assets[6,14]	9,936	9,595	9,977	9,738	9,453	9,453	10,274	10,257	10,141	10,387	10,387	10 %	2 %	10 %
Risk-weighted assets[6]	9,527	10,034	9,199	9,283	9,997	9,997	9,773	14,662	14,495	14,415	14,415	44 %	(1)%	44 %
of which Operational risk RWA[6]	4,570	4,273	3,925	3,586	3,544	3,544	3,395	3,434	3,431	3,357	3,357	(5)%	(2)%	(5)%
Leverage exposure[6,7,8]	4,643	4,741	5,070	5,111	4,695	4,695	5,328	10,558	10,518	10,678	10,678	127 %	2 %	127 %
Management fee margin (in bps)[16]	30	30	28	28	28	28	28	28	28	28	28	(1)bps	(0)bps	(0)bps
Assets under management, in € bn.[6,19]	768	700	745	759	793	793	820	859	880	928	928	17 %	5 %	17 %
Net flows, in € bn.	25	(2)	9	11	14	30	1	20	12	15	48	N/M	N/M	N/M
Performance measures and ratios[1]														
Cost/income ratio	73.4 %	71.9 %	72.9 %	62.9 %	66.6 %	68.4 %	63.6 %	63.1 %	62.8 %	57.2 %	61.4 %	(9.3)ppt	(5.6)ppt	(7.0)ppt
Post-tax return on average shareholders' equity[3]	6.7 %	6.3 %	6.5 %	9.8 %	9.4 %	7.9 %	11.2 %	11.1 %	10.9 %	14.2 %	11.9 %	4.8 ppt	3.3 ppt	3.9 ppt
Post-tax return on average tangible shareholders' equity[2,3]	17.9 %	16.8 %	17.7 %	26.8 %	25.1 %	21.4 %	29.9 %	30.1 %	26.6 %	32.8 %	29.7 %	7.7 ppt	6.3 ppt	8.2 ppt
Costs														
Noninterest expenses	**1,711**	**373**	**400**	**354**	**399**	**1,526**	**405**	**395**	**412**	**452**	**1,664**	**13 %**	**10 %**	**9 %**
Impairment of goodwill and other intangible assets	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Litigation charges, net	(5)	(0)	(0)	(1)	0	(1)	0	1	0	1	2	N/M	N/M	N/M
Restructuring and severance	41	7	18	7	5	37	6	1	4	11	21	142 %	N/M	(43)%
Adjusted costs	**1,675**	**366**	**382**	**347**	**394**	**1,490**	**400**	**394**	**408**	**440**	**1,641**	**12 %**	**8 %**	**10 %**
Transformation charges[1]	30	0	0	1	4	5	1	0	2	0	3	(95)%	(91)%	(44)%
Adjusted costs ex. transformation charges	**1,644**	**366**	**382**	**347**	**390**	**1,485**	**399**	**393**	**406**	**439**	**1,638**	**13 %**	**8 %**	**10 %**

For footnotes please refer to page 30.

Corporate & Other

(In € m., unless stated otherwise)	FY 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	FY 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	FY 2021	Q4 2021 vs. Q4 2020	Q4 2021 vs. Q3 2021	FY 2021 vs. FY 2020
Total net revenues	107	(88)	(119)	(231)	(113)	(552)	243	(1)	(108)	(347)	(211)	N/M	N/M	(62)%
Provision for credit losses	(0)	3	1	(5)	(3)	(4)	(1)	(1)	2	6	5	N/M	N/M	N/M
Compensation and benefits	3,406	826	821	795	775	3,217	764	743	741	764	3,012	(1)%	3 %	(6)%
General and administrative expenses	(2,916)	(712)	(790)	(599)	(551)	(2,652)	(608)	(661)	(160)	(579)	(2,008)	5 %	N/M	(24)%
Impairment of goodwill and other intangible assets	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Restructuring activities	41	(1)	1	3	(0)	3	(0)	(0)	(0)	(0)	(0)	(99)%	N/M	N/M
Noninterest expenses	**531**	**113**	**32**	**199**	**224**	**568**	**156**	**81**	**581**	**185**	**1,004**	**(17)%**	**(68)%**	**77 %**
Noncontrolling interests	(173)	(33)	(42)	(44)	(50)	(169)	(50)	(47)	(39)	(71)	(206)	42 %	82 %	22 %
Profit (loss) before tax	**(251)**	**(172)**	**(110)**	**(381)**	**(285)**	**(947)**	**138**	**(34)**	**(650)**	**(468)**	**(1,014)**	**65 %**	**(28)%**	**7 %**
Balance sheet and resources														
Employees (full-time equivalent)	30,672	30,357	30,632	30,928	29,587	29,587	29,699	29,638	30,219	30,064	30,064	2 %	(1)%	2 %
Risk-weighted assets	19,223	18,852	19,142	18,253	21,690	21,690	21,520	19,932	18,389	17,783	17,783	(18)%	(3)%	(18)%
Leverage exposure	51,016	46,068	30,215	36,477	29,243	29,243	30,848	22,998	22,773	22,761	22,761	(22)%	(0)%	(22)%
Costs														
Noninterest expenses	**531**	**113**	**32**	**199**	**224**	**568**	**156**	**81**	**581**	**185**	**1,004**	**(17)%**	**(68)%**	**77 %**
Impairment of goodwill and other intangible assets	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Litigation charges, net	238	11	(1)	2	(79)	(67)	0	11	(0)	(10)	1	(87)%	N/M	N/M
Restructuring and severance	83	3	2	4	2	10	8	(2)	(0)	1	7	(57)%	N/M	(30)%
Adjusted costs	**209**	**100**	**32**	**192**	**301**	**625**	**147**	**73**	**581**	**195**	**996**	**(35)%**	**(66)%**	**59 %**
Transformation charges	43	0	(42)	23	77	58	43	6	495	59	603	(23)%	(88)%	N/M
Adjusted costs ex. transformation charges	**166**	**100**	**73**	**170**	**225**	**567**	**104**	**67**	**86**	**136**	**393**	**(39)%**	**59 %**	**(31)%**

For footnotes please refer to page 30.

Core Bank[1]

(In € m., unless stated otherwise)	FY 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	FY 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	FY 2021	Q4 2021 vs. Q4 2020	Q4 2021 vs. Q3 2021	FY 2021 vs. FY 2020
Total net revenues	22,948	6,275	6,408	5,986	5,566	24,236	7,468	6,267	6,031	5,747	25,512	3 %	(5)%	5 %
Provision for credit losses	738	492	733	266	273	1,763	77	99	121	260	557	(5)%	116 %	(68)%
Compensation and benefits	10,783	2,637	2,600	2,620	2,447	10,303	2,592	2,516	2,498	2,685	10,290	10 %	7 %	(0)%
General and administrative expenses	9,355	2,233	2,148	1,997	2,107	8,485	2,468	2,138	2,549	2,360	9,515	12 %	(7)%	12 %
Impairment of goodwill and other intangible assets	1,037	0	0	0	0	0	0	0	3	2	5	N/M	(47)%	N/M
Restructuring activities	501	73	124	183	101	480	16	85	8	154	263	52 %	N/M	(45)%
Noninterest expenses	**21,675**	**4,944**	**4,872**	**4,799**	**4,655**	**19,789**	**5,076**	**4,739**	**5,057**	**5,200**	**20,073**	**12 %**	**3 %**	**4 %**
Noncontrolling interests	(1)	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Profit (loss) before tax	**538**	**839**	**804**	**922**	**639**	**3,203**	**2,315**	**1,428**	**853**	**287**	**4,882**	**(55)%**	**(66)%**	**52 %**
Balance sheet and resources														
Employees (full-time equivalent)[6]	86,983	86,097	86,293	86,486	84,181	84,181	83,949	83,380	84,123	82,702	82,702	(2)%	(2)%	(2)%
Assets[6,14]	1,038,450	1,200,510	1,141,799	1,149,640	1,127,295	1,127,295	1,141,530	1,153,428	1,173,882	1,192,930	1,192,930	6 %	2 %	6 %
Risk-weighted assets[6]	278,141	296,336	288,324	285,205	294,537	294,537	296,167	312,713	320,247	323,570	323,570	10 %	1 %	10 %
of which Operational risk RWA[6]	46,731	46,272	45,377	44,497	44,769	44,769	43,147	43,903	42,602	41,486	41,486	(7)%	(3)%	(7)%
Leverage exposure[6,7,8]	1,041,135	1,130,370	1,090,572	1,107,856	1,091,740	1,091,740	1,125,484	1,137,521	1,148,324	1,167,838	1,167,838	7 %	2 %	7 %
Deposits[6]	571,209	566,175	571,919	573,668	567,596	567,596	577,734	581,343	585,930	604,289	604,289	6 %	3 %	6 %
Loans (gross of allowance for loan losses)[6]	430,279	455,423	438,482	429,145	428,696	428,696	437,925	443,038	454,456	474,805	474,805	11 %	4 %	11 %
Average loans (gross of allowance for loan losses)[6]	430,279	436,268	448,124	430,223	428,084	434,442	430,795	436,761	447,094	462,312	444,033	8 %	3 %	2 %
Allowance for loan losses[6]	3,763	4,131	4,676	4,614	4,630	4,630	4,886	4,638	4,700	4,856	4,856	1 %	(1)%	1 %
Performance measures and ratios[1]														
Net interest margin	1.6 %	1.5 %	1.4 %	1.1 %	1.1 %	1.3 %	1.3 %	1.2 %	1.2 %	1.2 %	1.2 %	0.1 ppt	0.0 ppt	(0.1) ppt
Cost/income ratio	94.5 %	78.8 %	76.0 %	80.2 %	83.6 %	79.5 %	68.0 %	75.6 %	83.9 %	90.5 %	78.7 %	6.9 ppt	6.6 ppt	(0.8) ppt
Post-tax return on average shareholders' equity[3]	(6.4) %	3.7 %	3.2 %	4.2 %	3.1 %	3.5 %	11.2 %	7.0 %	3.2 %	2.3 %	5.8 %	(0.8) ppt	(0.9) ppt	2.3 ppt
Post-tax return on average tangible shareholders' equity[2,3]	(7.4) %	4.2 %	3.6 %	4.7 %	3.5 %	4.0 %	12.7 %	7.9 %	3.6 %	2.6 %	6.6 %	(1.0) ppt	(1.1) ppt	2.6 ppt
Costs														
Noninterest expenses	**21,675**	**4,944**	**4,872**	**4,799**	**4,655**	**19,789**	**5,076**	**4,739**	**5,057**	**5,200**	**20,073**	**12 %**	**3 %**	**4 %**
Impairment of goodwill and other intangible assets	1,037	0	0	0	0	0	0	0	3	2	5	N/M	(47)%	N/M
Litigation charges, net	344	14	156	14	(50)	133	14	146	28	49	236	N/M	77 %	77 %
Restructuring and severance	649	84	182	239	166	671	57	116	41	250	464	51 %	N/M	(31)%
Adjusted costs	**19,646**	**4,845**	**4,534**	**4,547**	**4,538**	**18,465**	**5,005**	**4,478**	**4,986**	**4,899**	**19,368**	**8 %**	**(2)%**	**5 %**
Transformation charges[1]	635	55	41	66	166	328	104	86	570	185	945	11 %	(68)%	188 %
Adjusted costs ex. transformation charges	**19,011**	**4,791**	**4,493**	**4,481**	**4,372**	**18,137**	**4,901**	**4,392**	**4,417**	**4,714**	**18,423**	**8 %**	**7 %**	**2 %**

For footnotes please refer to page 30.

Capital Release Unit

(in € m., unless stated otherwise)	FY 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	FY 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	FY 2021	Q4 2021 vs. Q4 2020	Q4 2021 vs. Q3 2021	FY 2021 vs. FY 2020
Total net revenues	217	(57)	(66)	(36)	(65)	(225)	81	(24)	(38)	5	26	N/M	N/M	N/M
Provision for credit losses	(14)	14	29	7	(21)	29	(7)	(25)	(3)	(6)	(42)	(71)%	93 %	N/M
Compensation and benefits	359	52	45	43	28	168	40	35	23	31	128	9 %	35 %	(24)%
General and administrative expenses	2,898	641	451	339	343	1,774	458	223	292	333	1,306	(3)%	14 %	(26)%
Impairment of goodwill and other intangible assets	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Restructuring activities	143	1	(0)	2	2	5	0	1	(3)	(0)	(2)	N/M	(85)%	N/M
Noninterest expenses	**3,400**	**694**	**496**	**384**	**373**	**1,947**	**498**	**258**	**312**	**383**	**1,432**	**3 %**	**17 %**	**(26)%**
Noncontrolling interests	1	(0)	(0)	0	0	(0)	0	0	0	0	0	N/M	N/M	N/M
Profit (loss) before tax	**(3,170)**	**(765)**	**(591)**	**(427)**	**(417)**	**(2,200)**	**(410)**	**(257)**	**(344)**	**(352)**	**(1,364)**	**(15)%**	**2 %**	**(38)%**
Balance sheet and resources														
Employees (full-time equivalent)[5]	614	570	531	498	478	478	440	417	389	267	267	(44)%	(31)%	(44)%
Assets[6,14]	259,224	290,776	265,272	237,877	197,667	197,667	175,863	167,307	152,670	131,775	131,775	(33)%	(14)%	(33)%
Risk-weighted assets[6]	45,874	44,192	42,555	39,343	34,415	34,415	33,652	32,232	30,487	28,059	28,059	(18)%	(8)%	(18)%
of which Operational risk RWA[6]	25,931	25,931	25,932	25,067	24,130	24,130	22,912	22,913	22,012	20,232	20,232	(16)%	(8)%	(16)%
Leverage exposure[6,7,8]	126,905	117,790	101,836	89,832	71,726	71,726	80,707	70,993	60,991	38,830	38,830	(46)%	(36)%	(46)%
Performance measures and ratios[1]														
Post-tax return on average shareholders' equity[3]	(32.2) %	(31.5)%	(26.8)%	(22.2) %	(23.8) %	(26.5)%	(25.1)%	(16.7)%	(23.8) %	(25.7) %	(22.8)%	(2.0)ppt	(2.1)ppt	3.7 ppt
Post-tax return on average tangible shareholders' equity[2,3]	(32.8) %	(32.2)%	(27.5)%	(22.7) %	(24.3) %	(27.1)%	(25.7)%	(17.1)%	(24.1) %	(26.2) %	(23.3)%	(1.9)ppt	(2.2)ppt	3.8 ppt
Costs														
Noninterest expenses	**3,400**	**694**	**496**	**384**	**373**	**1,947**	**498**	**258**	**312**	**383**	**1,432**	**3 %**	**17 %**	**(26)%**
Impairment of goodwill and other intangible assets	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Litigation charges, net	129	1	9	6	9	25	64	2	57	106	230	N/M	86 %	N/M
Restructuring and severance	157	3	3	4	6	17	0	8	(3)	1	6	(81)%	N/M	(62)%
Adjusted costs	**3,115**	**691**	**484**	**374**	**358**	**1,905**	**433**	**249**	**257**	**256**	**1,195**	**(28)%**	**(0)%**	**(37)%**
Transformation charges[1]	510	29	54	38	41	162	12	13	14	19	57	(53)%	42 %	(65)%
Adjusted costs ex. transformation charges[2]	**2,605**	**661**	**430**	**336**	**317**	**1,743**	**422**	**236**	**244**	**237**	**1,138**	**(25)%**	**(3)%**	**(35)%**

For footnotes please refer to page 30.

Asset quality [17]

(In € m.)

Amortized cost[18]	Gross carrying amount					Allowance for credit losses[19]				
	Stage 1	Stage 2	Stage 3	Stage 3 POCI	Total	Stage 1	Stage 2	Stage 3	Stage 3 POCI	Total
Dec 31, 2021	**711,021**	**40,653**	**11,326**	**1,297**	**764,298**	**440**	**532**	**3,740**	**182**	**4,895**
Sep 30, 2021	694,446	39,690	11,350	1,339	**746,825**	411	550	3,786	180	**4,928**
Jun 30, 2021	685,750	42,211	10,661	1,439	**740,061**	448	634	3,638	166	**4,886**
Mar 31, 2021	673,244	38,413	10,886	1,641	**724,185**	478	633	3,686	153	**4,950**
Dec 31, 2020	651,637	35,372	10,655	1,729	**699,393**	544	648	3,614	139	**4,946**
Sep 30, 2020	667,154	40,992	10,606	2,034	**720,786**	564	720	3,550	114	**4,948**
Jun 30, 2020	660,919	51,795	10,419	1,981	**725,114**	683	796	3,438	121	**5,037**
Mar 31, 2020	670,377	43,656	8,040	2,062	**724,135**	669	586	3,132	78	**4,466**
Dec 31, 2019	645,967	24,680	7,531	2,150	**680,328**	549	492	3,015	36	**4,093**

Fair value through OCI	Fair value					Allowance for credit losses				
	Stage 1	Stage 2	Stage 3	Stage 3 POCI	Total	Stage 1	Stage 2	Stage 3	Stage 3 POCI	Total
Dec 31, 2021	**28,609**	**326**	**44**	**0**	**28,979**	**15**	**10**	**16**	**0**	**41**
Sep 30, 2021	32,101	354	109	0	**32,564**	15	11	8	0	**34**
Jun 30, 2021	36,794	282	110	0	**37,186**	15	9	7	0	**30**
Mar 31, 2021	41,295	265	111	0	**41,671**	14	8	5	0	**27**
Dec 31, 2020	55,566	163	105	0	**55,834**	12	6	2	0	**20**
Sep 30, 2020	52,227	1,015	82	0	**53,324**	13	10	6	0	**29**
Jun 30, 2020	44,832	1,309	92	0	**46,233**	9	12	6	0	**27**
Mar 31, 2020	43,571	373	102	0	**44,046**	16	7	21	0	**44**
Dec 31, 2019	45,083	397	23	0	**45,503**	16	9	10	0	**35**

Off-balance sheet	Notional amount					Allowance for credit losses[19]				
	Stage 1	Stage 2	Stage 3	Stage 3 POCI	Total	Stage 1	Stage 2	Stage 3	Stage 3 POCI	Total
Dec 31, 2021	**268,857**	**14,498**	**2,582**	**11**	**285,948**	**108**	**111**	**225**	**0**	**443**
Sep 30, 2021	269,921	15,759	2,512	11	**288,202**	95	137	184	0	**415**
Jun 30, 2021	265,165	14,272	2,164	18	**281,619**	100	101	199	0	**400**
Mar 31, 2021	263,202	8,873	2,066	22	**274,164**	138	67	200	0	**405**
Dec 31, 2020	251,545	8,723	2,587	1	**262,856**	144	74	200	0	**419**
Sep 30, 2020	245,844	9,655	1,898	2	**257,398**	150	92	181	0	**423**
Jun 30, 2020	236,658	12,889	1,470	0	**251,018**	134	89	180	0	**403**
Mar 31, 2020	233,521	8,810	1,411	0	**243,742**	132	69	140	0	**341**
Dec 31, 2019	251,930	5,864	1,424	0	**259,218**	128	48	166	0	**342**

Memo	Gross charge-offs	Recoveries	Net charge-offs	Net charge-offs / Average loans (at amortized cost)
Dec 31, 2021	**566**	**(78)**	**488**	**0.11%** [23]
Sep 30, 2021	305	(55)	250	0.05%
Jun 30, 2021	226	(33)	193	0.04%
Mar 31, 2021	115	(14)	101	0.02%
Dec 31, 2020	781	(58)	724	0.17%
Sep 30, 2020	539	(41)	498	0.12%
Jun 30, 2020	280	(23)	257	0.06%
Mar 31, 2020	136	(11)	125	0.03%
Dec 31, 2019	898	(96)	802	0.18%

For footnotes please refer to page 30.

Regulatory capital[21,22]

(In € m., unless stated otherwise)	Dec 31, 2019	Mar 31, 2020	Jun 30, 2020	Sep 30, 2020	Dec 31, 2020	Mar 31, 2021	Jun 30, 2021	Sep 30, 2021	Dec 31, 2021	Dec 31, 2021 vs. Dec 31, 2020
Regulatory capital (fully loaded)[6]										
Common Equity Tier 1 capital	44,148	43,702	43,863	43,089	44,885	45,294	45,476	45,633	46,506	4 %
Tier 1 capital	48,733	49,451	49,612	48,837	50,634	51,042	52,495	52,651	54,775	8 %
Tier 2 capital	7,770	7,046	6,787	6,909	6,623	7,684	7,504	7,421	7,328	11 %
Total capital	**56,503**	**56,497**	**56,398**	**55,746**	**57,257**	**58,726**	**59,998**	**60,073**	**62,102**	**8 %**
Regulatory capital (phase-in)[6]										
Common Equity Tier 1 capital	44,148	43,702	43,863	43,089	44,885	45,294	45,476	45,633	46,506	4 %
Tier 1 capital	50,546	50,551	50,712	49,937	51,734	52,142	53,595	53,751	55,375	7 %
Tier 2 capital	5,957	5,946	7,095	7,229	6,944	8,005	7,534	7,451	7,358	6 %
Total capital	**56,503**	**56,497**	**57,807**	**57,166**	**58,677**	**60,147**	**61,128**	**61,203**	**62,732**	**7 %**
Risk-weighted assets and capital adequacy ratios[1,6]										
Risk-weighted assets	324,015	340,527	330,879	324,548	328,951	329,819	344,945	350,733	351,629	7 %
Common Equity Tier 1 capital ratio	13.6 %	12.8 %	13.3 %	13.3 %	13.6 %	13.7 %	13.2 %	13.0 %	13.2 %	(0.4)ppt
Tier 1 capital ratio (fully loaded)	15.0 %	14.5 %	15.0 %	15.0 %	15.4 %	15.5 %	15.2 %	15.0 %	15.6 %	0.2 ppt
Tier 1 capital ratio (phase-in)	15.6 %	14.8 %	15.3 %	15.4 %	15.7 %	15.8 %	15.5 %	15.3 %	15.7 %	0.0 ppt
Total capital ratio (fully loaded)	17.4 %	16.6 %	17.0 %	17.2 %	17.4 %	17.8 %	17.4 %	17.1 %	17.7 %	0.3 ppt
Total capital ratio (phase-in)	17.4 %	16.6 %	17.5 %	17.6 %	17.8 %	18.2 %	17.7 %	17.4 %	17.8 %	0.0 ppt

For footnotes please refer to page 30.

Leverage ratio[6,7,22]

(in € bn., unless stated otherwise)	Dec 31, 2019	Mar 31, 2020	Jun 30, 2020	Sep 30, 2020	Dec 31, 2020	Mar 31, 2021	Jun 30, 2021	Sep 30, 2021	Dec 31, 2021	Dec 31, 2021 vs. Dec 31, 2020
Total assets	**1,298**	**1,491**	**1,407**	**1,388**	**1,325**	**1,317**	**1,321**	**1,327**	**1,325**	**(0)%**
Changes from IFRS to CRR/CRD	**(130)**	**(243)**	**(215)**	**(287)**	**(247)**	**(212)**	**(220)**	**(222)**	**(217)**	**(12)%**
Derivatives netting	(305)	(393)	(339)	(310)	(308)	(258)	(232)	(237)	(256)	(17)%
Derivatives add-on	109	109	101	97	93	102	84	76	78	(17)%
Written credit derivatives	9	9	9	11	9	11	18	16	16	67 %
Securities Financing Transactions	6	7	8	8	10	8	7	6	2	(75)%
Off-balance sheet exposure after application of credit conversion factors	103	95	97	102	101	109	112	115	115	13 %
Consolidation, regulatory and other adjustments	(51)	(69)	(90)	(194)	(152)	(184)	(209)	(199)	(170)	12 %
Leverage exposure	**1,168**	**1,248**	**1,192**	**1,101**	**1,078**	**1,105**	**1,100**	**1,105**	**1,108**	**3 %**
Tier 1 capital (fully loaded)	48.7	49.5	49.6	48.8	50.6	51.0	52.5	52.7	54.8	8 %
Leverage ratio (fully loaded)[1]	4.2 %	4.0 %	4.2 %	4.4 %	4.7 %	4.6 %	4.8 %	4.8 %	4.9 %	0.2 ppt
Tier 1 capital (phase-in)	50.5	50.6	50.7	49.9	51.7	52.1	53.6	53.8	55.4	7 %
Leverage ratio (phase-in)[1]	4.3 %	4.1 %	4.3 %	4.5 %	4.8 %	4.7 %	4.9 %	4.9 %	5.0 %	0.2 ppt

For footnotes please refer to page 30.

Non-GAAP financial measures (1/9)

Return Ratios and Adjusted profit (loss) before tax - Group

(In €m., unless stated otherwise)	FY 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	FY 2020	Q1 2021	Q2 2021
Return ratios								
Profit (loss) before tax	(2,634)	74	213	494	222	1,003	1,905	1,170
Profit (loss)	(5,265)	(4)	84	317	215	612	1,244	837
Profit (loss) attributable to noncontrolling interests	125	23	32	31	42	129	36	33
Profit (loss) attributable to Deutsche Bank shareholders and additional equity components	(5,390)	(27)	51	286	173	483	1,208	804
Profit (loss) attributable to additional equity components	328	86	105	96	96	382	94	102
Profit (loss) attributable to Deutsche Bank shareholders	(5,718)	(113)	(53)	191	77	101	1,115	701
Average allocated shareholders' equity	60,170	55,969	55,534	54,848	54,884	55,308	55,400	56,196
Deduct: Average allocated goodwill and other intangible assets[2]	7,528	6,242	6,187	6,026	6,044	6,127	6,021	6,066
Average allocated tangible shareholders' equity	52,643	49,727	49,347	48,822	48,841	49,182	49,379	50,130
Post-tax return on average shareholders' equity[1,3]	(9.5)%	(0.8)%	(0.4)%	1.4%	0.6%	0.2%	8.0%	5.0%
Post-tax return on average tangible shareholders' equity[1,2,3]	(10.9)%	(0.9)%	(0.4)%	1.6%	0.6%	0.2%	9.0%	5.6%
Specific revenue items								
Revenues	23,165	6,218	6,342	5,950	5,501	24,011	7,549	6,243
Specific revenue items (for details see divisional pages)	8	(76)	(18)	(3)	67	(30)	(11)	(24)
Revenues ex. specific items	23,173	6,142	6,324	5,947	5,568	23,981	7,538	6,219
Transformation charges[1]								
Compensation and benefits	0	0	4	2	2	8	2	2
Information Technology	977	72	70	46	69	257	44	47
Professional services	12	3	4	6	4	18	7	10
Occupancy	137	8	11	47	130	196	62	40
Communication, data services, marketing	0	0	5	1	1	7	1	1
Other	18	1	0	2	1	4	0	0
Transformation charges[1]	1,145	84	95	104	207	490	116	99
Adjusted profit (loss) before tax								
Profit (loss) before tax	(2,634)	74	213	494	222	1,003	1,905	1,170
Specific revenue items	8	(76)	(18)	(3)	67	(30)	(11)	(24)
Transformation charges[1]	1,145	84	95	104	207	490	116	99
Impairment of goodwill / other intangibles	1,037	0	0	0	0	0	0	0
Restructuring & severance	805	88	185	243	172	688	58	123
Adjusted profit (loss) before tax	361	170	474	838	668	2,151	2,068	1,368

(In €m., unless stated otherwise)	Q3 2021	Q4 2021	FY 2021	Q4 2021 vs. Q4 2020	Q4 2021 vs. Q3 2021	FY 2021 vs. FY 2020
Return ratios						
Profit (loss) before tax	509	(66)	3,518	N/M	N/M	N/M
Profit (loss)	300	214	2,595	(0)%	(29)%	N/M
Profit (loss) attributable to noncontrolling interests	23	52	144	24%	126%	12%
Profit (loss) attributable to Deutsche Bank shareholders and additional equity components	277	162	2,451	(6)%	(42)%	N/M
Profit (loss) attributable to additional equity components	112	118	426	24%	6%	12%
Profit (loss) attributable to Deutsche Bank shareholders	166	43	2,025	(44)%	(74)%	N/M
Average allocated shareholders' equity	56,975	57,784	56,537	5%	1%	2%
Deduct: Average allocated goodwill and other intangible assets[2]	6,082	6,038	6,049	(0)%	(1)%	(1)%
Average allocated tangible shareholders' equity	50,893	51,745	50,489	6%	2%	3%
Post-tax return on average shareholders' equity[1,3]	1.2%	0.3%	3.6%	(0.3)ppt	(0.9)ppt	3.4 ppt
Post-tax return on average tangible shareholders' equity[1,2,3]	1.3%	0.3%	4.0%	(0.3)ppt	(1.0)ppt	3.8 ppt
Specific revenue items						
Revenues	5,956	5,752	25,538	5%	(4)%	6%
Specific revenue items (for details see divisional pages)	(25)	(12)	(73)	N/M	(54)%	141%
Revenues ex. specific items	5,969	5,740	25,465	3%	(4)%	6%
Transformation charges[1]						
Compensation and benefits	2	2	8	3%	2%	(3)%
Information Technology	537	61	689	(12)%	(89)%	168%
Professional services	9	10	35	129%	15%	100%
Occupancy	33	124	258	(5)%	N/M	32%
Communication, data services, marketing	1	2	4	N/M	165%	(38)%
Other	2	6	8	N/M	N/M	106%
Transformation charges[1]	583	204	1,003	(1)%	(65)%	105%
Adjusted profit (loss) before tax						
Profit (loss) before tax	509	(66)	3,518	N/M	N/M	N/M
Specific revenue items	(25)	(12)	(73)	N/M	(54)%	141%
Transformation charges[1]	583	204	1,003	(1)%	(65)%	105%
Impairment of goodwill / other intangibles	3	2	5	N/M	(47)%	N/M
Restructuring & severance	38	251	470	46%	N/M	(32)%
Adjusted profit (loss) before tax	1,107	380	4,923	(43)%	(66)%	129%

For footnotes please refer to page 30.

Non-GAAP financial measures (2/9)

Return Ratios and Adjusted profit (loss) before tax - Corporate Bank

(In €m., unless stated otherwise)	FY 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	FY 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	FY 2021	Q4 2021 vs. Q4 2020	Q4 2021 vs. Q3 2021	FY 2021 vs. FY 2020
Return ratios														
Profit (loss) before tax	86	122	79	185	152	539	233	247	292	228	1,000	50 %	(22)%	86 %
Profit (loss)	62	88	57	133	110	388	168	178	210	164	720	50 %	(22)%	86 %
Profit (loss) attributable to noncontrolling interests	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Profit (loss) attributable to Deutsche Bank shareholders and additional equity components	62	88	57	133	110	388	168	178	210	164	720	50 %	(22)%	86 %
Profit (loss) attributable to additional equity components	62	17	20	18	18	72	18	20	21	22	81	23%	5%	12%
Profit (loss) attributable to Deutsche Bank shareholders	(0)	71	37	116	92	315	150	158	189	142	639	55 %	(25)%	103 %
Average allocated shareholders' equity	10,340	10,169	9,936	9,692	9,898	9,945	10,083	10,340	10,365	10,442	10,301	6%	1%	4%
Deduct: Average allocated goodwill and other intangible assets	491	511	615	630	673	603	693	722	739	737	721	10%	(0)%	20%
Average allocated tangible shareholders' equity	9,849	9,658	9,321	9,062	9,225	9,341	9,390	9,618	9,627	9,705	9,580	5 %	1 %	3 %
Post-tax return on average shareholders' equity[1,3]	(0.0)%	2.8%	1.5%	4.8%	3.7%	3.2%	6.0%	6.1%	7.3%	5.4%	6.2%	1.7 ppt	(1.9)ppt	3.0 ppt
Post-tax return on average tangible shareholders' equity[1,2,3]	(0.0)%	2.9%	1.6%	5.1%	4.0%	3.4%	6.4%	6.6%	7.8%	5.8%	6.7%	1.9 ppt	(2.0)ppt	3.3 ppt
Specific revenue items														
Revenues	5,247	1,324	1,342	1,255	1,226	5,146	1,313	1,230	1,255	1,352	5,150	10 %	8 %	0 %
Sale of PB systems to TCS	0	0	0	0	16	16	0	0	0	0	0	N/M	N/M	N/M
Specific revenue items	0	0	0	0	16	16	0	0	0	0	0	N/M	N/M	N/M
Revenues ex. specific items	5,247	1,324	1,342	1,255	1,241	5,161	1,313	1,230	1,255	1,352	5,150	9 %	8 %	(0)%
Adjusted profit (loss) before tax														
Profit (loss) before tax	86	122	79	185	152	539	233	247	292	228	1,000	50 %	(22)%	86 %
Specific revenue items	0	0	0	0	16	16	0	0	0	0	0	N/M	N/M	N/M
Transformation charges[1]	160	26	4	15	15	59	11	11	12	23	58	60%	93%	(2)%
Impairment of goodwill / other intangibles	492	0	0	0	0	0	0	0	3	2	5	N/M	(47)%	N/M
Restructuring & severance	150	10	10	39	19	79	25	18	10	59	111	N/M	N/M	42%
Adjusted profit (loss) before tax	888	158	94	239	202	692	270	276	317	312	1,174	55 %	(2)%	70 %

For footnotes please refer to page 30.

Non-GAAP financial measures (3/9)

Return Ratios and Adjusted profit (loss) before tax - Investment Bank

(In €m., unless stated otherwise)	FY 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	FY 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	FY 2021	Q4 2021 vs. Q4 2020	Q4 2021 vs. Q3 2021	FY 2021 vs. FY 2020
Return ratios														
Profit (loss) before tax	496	635	978	954	599	3,166	1,489	1,046	861	319	3,715	(47)%	(63)%	17 %
Profit (loss)	357	457	704	687	432	2,280	1,072	753	620	230	2,675	(47)%	(63)%	17 %
Profit (loss) attributable to noncontrolling interests	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Profit (loss) attributable to Deutsche Bank shareholders and additional equity components	357	457	704	687	432	2,280	1,072	753	620	230	2,675	(47)%	(63)%	17 %
Profit (loss) attributable to additional equity components	137	36	46	44	43	169	42	46	51	55	195	27%	7%	16%
Profit (loss) attributable to Deutsche Bank shareholders	221	422	658	643	388	2,111	1,030	707	569	175	2,480	(55)%	(69)%	17 %
Average allocated shareholders' equity	21,736	22,270	23,108	23,293	23,171	22,911	23,282	23,786	24,536	25,167	24,181	9%	3%	6%
Deduct: Average allocated goodwill and other intangible assets	1,277	1,257	1,100	1,062	1,087	1,133	1,084	1,094	1,108	1,072	1,087	(1)%	(3)%	(4)%
Average allocated tangible shareholders' equity	20,458	21,013	22,008	22,231	22,083	21,777	22,198	22,692	23,428	24,094	23,094	9 %	3 %	6 %
Post-tax return on average shareholders' equity[1,3]	1.0%	7.6%	11.4%	11.0%	6.7%	9.2%	17.7%	11.9%	9.3%	2.8%	10.3%	(3.9)ppt	(6.5)ppt	1.0 ppt
Post-tax return on average tangible shareholders' equity[1,2,3]	1.1%	8.0%	12.0%	11.6%	7.0%	9.7%	18.6%	12.5%	9.7%	2.9%	10.7%	(4.1)ppt	(6.8)ppt	1.0 ppt
Specific revenue items														
Revenues	7,023	2,353	2,677	2,364	1,892	9,286	3,097	2,394	2,227	1,913	9,631	1 %	(14)%	4 %
DVA	140	(46)	27	(10)	23	(6)	15	9	12	(8)	28	N/M	N/M	N/M
Change in valuation of an investment - FIC S&T	(143)	10	(42)	10	(1)	(22)	0	0	0	0	0	N/M	N/M	N/M
Specific revenue items	(3)	(36)	(15)	1	22	(28)	15	9	12	(8)	28	N/M	N/M	N/M
Revenues ex. specific items	7,020	2,317	2,661	2,365	1,915	9,258	3,112	2,403	2,239	1,905	9,659	(1)%	(15)%	4 %
Adjusted profit (loss) before tax														
Profit (loss) before tax	496	635	978	954	599	3,166	1,489	1,046	861	319	3,715	(47)%	(63)%	17 %
Specific revenue items	(3)	(36)	(16)	1	22	(28)	15	9	12	(8)	28	N/M	N/M	N/M
Transformation charges[1]	211	14	28	21	22	84	13	12	12	23	60	5%	92%	(29)%
Impairment of goodwill / other intangibles	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Restructuring & severance	218	(2)	16	5	6	26	7	24	11	46	87	N/M	N/M	N/M
Adjusted profit (loss) before tax	924	612	1,006	981	650	3,247	1,524	1,091	896	379	3,891	(42)%	(58)%	20 %

For footnotes please refer to page 30.

Non-GAAP financial measures (4/9)

Return Ratios and Adjusted profit (loss) before tax - Private Bank

(In €m., unless stated otherwise)	FY 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	FY 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	FY 2021	Q4 2021 vs. Q4 2020	Q4 2021 vs. Q3 2021	FY 2021 vs. FY 2020
Return ratios														
Profit (loss) before tax	(263)	142	(257)	0	15	(99)	271	(12)	158	(51)	366	N/M	N/M	N/M
Profit (loss)	(189)	103	(185)	0	11	(71)	195	(9)	114	(37)	263	N/M	N/M	N/M
Profit (loss) attributable to noncontrolling interests	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Profit (loss) attributable to Deutsche Bank shareholders and additional equity components	(189)	103	(185)	0	11	(71)	195	(9)	114	(37)	263	N/M	N/M	N/M
Profit (loss) attributable to additional equity components	64	18	21	20	21	79	21	23	25	27	97	29%	7%	22%
Profit (loss) attributable to Deutsche Bank shareholders	(253)	85	(206)	(20)	(10)	(151)	174	(32)	88	(64)	167	N/M	N/M	N/M
Average allocated shareholders' equity	11,663	11,461	11,190	11,499	11,956	11,553	12,526	12,648	12,648	12,911	12,663	8%	2%	10%
Deduct: Average allocated goodwill and other intangible assets	1,318	1,277	1,258	1,235	1,247	1,255	1,266	1,270	1,251	1,241	1,256	(0)%	(1)%	0%
Average allocated tangible shareholders' equity	10,345	10,184	9,932	10,265	10,709	10,298	11,259	11,378	11,397	11,670	11,408	9 %	2 %	11 %
Post-tax return on average shareholders' equity[1,3]	(2.2)%	3.0%	(7.4)%	(0.7)%	(0.3)%	(1.3)%	5.6%	(1.0)%	2.8%	(2.0)%	1.3%	(1.6)ppt	(4.8)ppt	2.6 ppt
Post-tax return on average tangible shareholders' equity[1,2,3]	(2.4)%	3.3%	(8.3)%	(0.8)%	(0.4)%	(1.5)%	6.2%	(1.1)%	3.1%	(2.2)%	1.5%	(1.8)ppt	(5.3)ppt	2.9 ppt
Specific revenue items														
Revenues	8,239	2,167	1,960	2,036	1,963	8,126	2,178	2,018	1,999	2,040	8,234	4 %	2 %	1 %
BGH ruling on pricing agreements - impact of forgone revenues, net	0	0	0	0	0	0	0	94	94	(34)	154	N/M	N/M	N/M
Revenues ex BGH ruling	8,239	2,167	1,960	2,036	1,963	8,126	2,178	2,112	2,092	2,006	8,388	2 %	(4)%	3 %
Sale of PB systems to TCS - Private Bank Germany	0	0	0	0	88	88	0	0	0	0	0	N/M	N/M	N/M
Gain from property sale - Private Bank Germany	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Sal. Oppenheim workout - International Private Bank (IPB)	(105)	(16)	(25)	(6)	(66)	(114)	(24)	(35)	(41)	(3)	(103)	(96)%	(93)%	(9)%
Gain from property sale in IPB / Sal. Oppenheim	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Specific revenue items	(105)	(16)	(25)	(6)	22	(26)	(24)	(35)	(41)	(3)	(103)	N/M	(93)%	N/M
Revenues ex. specific items	8,134	2,151	1,934	2,029	1,986	8,100	2,153	1,984	1,958	2,037	8,132	3 %	4 %	0 %
Revenues ex. specific items ex. BGH ruling on pricing agreements	8,134	2,151	1,934	2,029	1,986	8,100	2,153	2,077	2,052	2,003	8,285	1 %	(2)%	2 %
therein: PB Germany – revenues ex. specific items ex. BGH ruling on pricing agreements	5,109	1,331	1,210	1,276	1,259	5,077	1,346	1,292	1,289	1,234	5,160	(2)%	(4)%	2%
Adjusted profit (loss)														
Profit (loss) before tax	(263)	142	(257)	0	15	(99)	271	(12)	158	(51)	366	N/M	N/M	N/M
Specific revenue items	(105)	(16)	(25)	(6)	22	(26)	(24)	(35)	(41)	(3)	(103)	N/M	(93)%	N/M
Transformation charges[1]	190	15	51	8	49	122	36	57	48	80	221	62%	66%	81%
Impairment of goodwill / other intangibles	545	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Restructuring & severance	156	66	136	183	135	520	11	76	16	134	237	(0)%	N/M	(54)%
Adjusted profit (loss) before tax	522	207	(95)	185	222	518	294	86	181	160	721	(28)%	(12)%	39 %
BGH ruling on pricing agreements - impact of forgone revenues, net	0	0	0	0	0	0	0	94	94	(34)	154	N/M	N/M	N/M
BGH ruling on pricing agreements - litigation charges	0	0	0	0	0	0	0	128	1	1	130	N/M	(61)%	N/M
Adjusted profit (loss) before tax ex. BGH ruling on pricing agreements	522	207	(95)	185	222	518	294	308	276	126	1,005	(43)%	(54)%	94 %
Adjusted profit (loss) ex. BGH ruling on pricing agreements	376	149	(69)	133	160	373	212	222	199	91	724	(43)%	(54)%	94 %
Profit (loss) attributable to noncontrolling interests	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Adjusted profit (loss) attributable to Deutsche Bank shareholders and additional equity components ex. BGH ruling on pricing agreements	376	149	(69)	133	160	373	212	222	199	91	724	(43)%	(54)%	94 %
Profit (loss) attributable to additional equity components	64	18	21	20	21	79	21	23	25	27	97	29%	7%	22%
Adjusted profit (loss) attributable to Deutsche Bank shareholders ex. BGH ruling on pricing agreements	312	131	(90)	113	139	293	190	198	174	64	627	(54)%	(63)%	114 %
Average allocated tangible shareholders' equity	10,345	10,184	9,932	10,265	10,709	10,298	11,259	11,378	11,397	11,670	11,408	9%	2%	11%
Adjusted post-tax return on average tangible shareholders' equity ex. BGH ruling on pricing agreements[1,2,3]	3.0 %	5.2 %	(3.6) %	4.4 %	5.2%	2.8%	6.8%	7.0 %	6.1 %	2.2 %	5.5 %	(3.0)ppt	(3.9)ppt	2.6 ppt

For footnotes please refer to page 30.

Non-GAAP financial measures (5/9)

Return Ratios and Adjusted profit (loss) before tax - Asset Management

(In €m., unless stated otherwise)	FY 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	FY 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	FY 2021	Q4 2021 vs. Q4 2020	Q4 2021 vs. Q3 2021	FY 2021 vs. FY 2020
Return ratios														
Profit (loss) before tax	468	111	114	153	157	544	184	180	193	259	816	65 %	35 %	50 %
Profit (loss)	337	80	82	117	113	392	132	130	139	187	587	65 %	35 %	50 %
Profit (loss) attributable to noncontrolling interests	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Profit (loss) attributable to Deutsche Bank shareholders and additional equity components	337	80	82	117	113	392	132	130	139	187	587	65 %	35 %	50 %
Profit (loss) attributable to additional equity components	11	3	4	3	3	14	3	3	4	5	16	47 %	15 %	18 %
Profit (loss) attributable to Deutsche Bank shareholders	325	77	78	114	110	378	129	125	134	182	571	66 %	35 %	51 %
Average allocated shareholders' equity	4,865	4,876	4,820	4,657	4,657	4,757	4,593	4,554	4,914	5,119	4,815	10 %	4 %	1 %
Deduct: Average allocated goodwill and other intangible assets[20]	3,050	3,045	3,054	2,961	2,912	2,993	2,869	2,878	2,893	2,905	2,889	(0)%	0 %	(3)%
Average allocated tangible shareholders' equity	1,815	1,831	1,765	1,696	1,745	1,764	1,724	1,676	2,021	2,214	1,926	27 %	10 %	9 %
Post-tax return on average shareholders' equity[1,3]	6.7%	6.3%	6.5%	9.8%	9.4%	7.9%	11.2%	11.1%	10.9%	14.2%	11.9%	4.8 ppt	3.3 ppt	3.9 ppt
Post-tax return on average tangible shareholders' equity[1,2,3]	17.9%	16.8%	17.7%	26.8%	25.1%	21.4%	29.9%	30.1%	26.6%	32.8%	29.7%	7.7 ppt	6.3 ppt	8.2 ppt
Adjusted profit (loss) before tax														
Profit (loss) before tax	468	111	114	153	157	544	184	180	193	259	816	65 %	35 %	50 %
Transformation charges[1]	30	0	0	1	4	5	1	0	2	0	3	(95)%	(91)%	(44)%
Impairment of goodwill / other intangibles	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Restructuring & severance	41	7	18	7	5	37	6	1	4	11	21	142 %	N/M	(43)%
Adjusted profit (loss) before tax	540	118	132	171	166	586	190	181	198	271	840	64 %	37 %	43 %

For footnotes please refer to page 30.

Non-GAAP financial measures (6/9)

Return Ratios and Adjusted profit (loss) before tax - Corporate & Other

(In €m., unless stated otherwise)	FY 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	FY 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	FY 2021	Q4 2021 vs. Q4 2020	Q4 2021 vs. Q3 2021	FY 2021 vs. FY 2020
Return ratios														
Profit (loss) before tax	(251)	(172)	(110)	(381)	(285)	(947)	138	(34)	(650)	(468)	(1,014)	65 %	(28)%	7 %
Profit (loss)	(3,549)	(181)	(148)	(312)	(150)	(792)	(28)	(30)	(534)	(76)	(669)	(49)%	(86)%	(16)%
Profit (loss) attributable to noncontrolling interests	125	23	32	31	42	129	36	33	23	52	144	24 %	126 %	12 %
Profit (loss) attributable to Deutsche Bank shareholders and additional equity components	(3,673)	(204)	(181)	(343)	(192)	(921)	(64)	(63)	(557)	(128)	(813)	(33)%	(77)%	(12)%
Profit (loss) attributable to additional equity components	0	(0)	(0)	0	(0)	(0)	0	(0)	0	(0)	(0)	(36)%	N/M	(43)%
Profit (loss) attributable to Deutsche Bank shareholders	(3,673)	(204)	(181)	(343)	(192)	(921)	(64)	(63)	(557)	(128)	(813)	(33)%	(77)%	(12)%
Average allocated shareholders' equity	4,314	46	(82)	(41)	(20)	(23)	80	198	143	50	104	N/M	(65)%	N/M
Deduct: Average allocated goodwill and other intangible assets	1,274	(0)	0	0	0	(0)	(0)	(0)	0	0	0	(46)%	(81)%	N/M
Average allocated tangible shareholders' equity	3,039	46	(82)	(41)	(20)	(23)	80	198	143	50	104	N/M	(65)%	N/M
Post-tax return on average shareholders' equity[1,2]	(78.3) %	N/M	N/M	N/M	N/M	N/M	130.1 %	24.7 %	N/M	N/M	(67.2) %	N/M	N/M	N/M
Post-tax return on average tangible shareholders' equity[1,2,3]	(111.1) %	N/M	N/M	N/M	N/M	N/M	130.1 %	24.7 %	N/M	N/M	(67.2) %	N/M	N/M	N/M
Adjusted profit (loss) before tax														
Profit (loss) before tax	(251)	(172)	(110)	(381)	(285)	(947)	138	(34)	(650)	(468)	(1,014)	65 %	(28)%	7 %
Transformation charges[1]	43	0	(42)	23	77	58	43	6	495	59	603	(23)%	(88)%	N/M
Impairment of goodwill / other intangibles	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Restructuring & severance	83	3	2	4	2	10	8	(2)	(0)	1	7	(57)%	N/M	(30)%
Adjusted profit (loss) before tax	(124)	(169)	(150)	(354)	(206)	(879)	190	(30)	(155)	(409)	(404)	98 %	164 %	(54)%

For footnotes please refer to page 30.

Non-GAAP financial measures (7/9)

Return Ratios and Adjusted profit (loss) before tax - Core Bank

(In €m, unless stated otherwise)	FY 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	FY 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	FY 2021	Q4 2021 vs. Q4 2020	Q4 2021 vs. Q3 2021	FY 2021 vs. FY 2020
Return ratios														
Profit (loss) before tax	536	839	804	922	639	3,203	2,315	1,428	853	287	4,882	(55)%	(66)%	52 %
Profit (loss)	(2,982)	546	510	625	515	2,196	1,539	1,022	548	467	3,577	(9)%	(15)%	63 %
Profit (loss) attributable to noncontrolling interests	125	23	32	31	42	129	36	33	23	52	144	24 %	126 %	12 %
Profit (loss) attributable to Deutsche Bank shareholders and additional equity components	(3,107)	523	477	594	473	2,067	1,503	989	525	415	3,433	(12)%	(21)%	66 %
Profit (loss) attributable to additional equity components	274	73	91	85	85	334	85	93	102	109	388	28 %	7 %	16 %
Profit (loss) attributable to Deutsche Bank shareholders	(3,381)	450	386	509	387	1,733	1,419	896	423	307	3,044	(21)%	(28)%	76 %
Average allocated shareholders' equity	52,918	48,822	48,971	49,100	49,662	49,142	50,563	51,525	52,606	53,690	52,064	8 %	2 %	6 %
Deduct: Average allocated goodwill and other intangible assets[2]	7,411	6,091	6,027	5,888	5,919	5,985	5,912	5,963	5,990	5,957	5,953	1 %	(1)%	(1)%
Average allocated tangible shareholders' equity	45,507	42,731	42,944	43,212	43,743	43,157	44,651	45,562	46,616	47,733	46,111	9 %	2 %	7 %
Post-tax return on average shareholders' equity[1,3]	(6.4)%	3.7%	3.2%	4.2%	3.1%	3.5%	11.2%	7.0%	3.2%	2.3%	5.8%	(0.8)ppt	(0.9)ppt	2.3 ppt
Post-tax return on average tangible shareholders' equity[1,2,3]	(7.4)%	4.2%	3.6%	4.7%	3.5%	4.0%	12.7%	7.9%	3.6%	2.6%	6.6%	(1.0)ppt	(1.1)ppt	2.6 ppt
Specific revenue items														
Revenues	22,948	6,275	6,408	5,986	5,566	24,236	7,468	6,267	6,031	5,747	25,512	3 %	(5)%	5 %
Specific revenue items (for details see divisional pages)	(108)	(52)	(41)	(6)	61	(38)	(9)	(25)	(29)	(11)	(74)	N/M	(62)%	95 %
Revenues ex. specific items	22,840	6,223	6,367	5,980	5,627	24,197	7,458	6,241	6,002	5,736	25,438	2 %	(4)%	5 %
Adjusted profit (loss) before tax														
Profit (loss) before tax	536	839	804	922	639	3,203	2,315	1,428	853	287	4,882	(55)%	(66)%	52 %
Specific revenue items	(108)	(52)	(41)	(6)	61	(38)	(9)	(25)	(29)	(11)	(74)	N/M	(62)%	95 %
Transformation charges[1]	635	55	41	66	166	328	104	86	570	185	945	11 %	(68)%	188 %
Impairment of goodwill / other intangibles	1,037	0	0	0	0	0	0	0	3	2	5	N/M	(47)%	N/M
Restructuring & severance	649	84	182	239	166	671	57	116	41	250	464	51 %	N/M	(31)%
Adjusted profit (loss) before tax	2,749	926	986	1,221	1,032	4,164	2,467	1,604	1,437	713	6,221	(31)%	(50)%	49 %

For footnotes please refer to page 30.

Non-GAAP financial measures (8/9)

Return Ratios and Adjusted profit (loss) before tax - Capital Release Unit

(In €m., unless stated otherwise)	FY 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	FY 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	FY 2021	Q4 2021 vs. Q4 2020	Q4 2021 vs. Q3 2021	FY 2021 vs. FY 2020
Return ratios														
Profit (loss) before tax	(3,170)	(765)	(591)	(427)	(417)	(2,200)	(410)	(257)	(344)	(352)	(1,364)	(15)%	2 %	(38)%
Profit (loss)	(2,283)	(551)	(425)	(308)	(300)	(1,584)	(295)	(185)	(248)	(254)	(982)	(15)%	2 %	(38)%
Profit (loss) attributable to noncontrolling interests	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Profit (loss) attributable to Deutsche Bank shareholders and additional equity components	(2,283)	(551)	(425)	(308)	(300)	(1,584)	(295)	(185)	(248)	(254)	(982)	(15)%	2 %	(38)%
Profit (loss) attributable to additional equity components	54	12	14	11	10	48	9	9	10	9	37	(8)%	(1)%	(21)%
Profit (loss) attributable to Deutsche Bank shareholders	(2,337)	(563)	(440)	(319)	(310)	(1,632)	(304)	(195)	(257)	(263)	(1,019)	(15)%	2 %	(38)%
Average allocated shareholders' equity	7,253	7,147	6,563	5,748	5,222	6,166	4,837	4,671	4,369	4,094	4,473	(22)%	(6)%	(27)%
Deduct: Average allocated goodwill and other intangible assets	117	151	160	138	124	142	109	103	92	82	96	(34)%	(11)%	(33)%
Average allocated tangible shareholders' equity	7,136	6,996	6,403	5,610	5,098	6,024	4,728	4,568	4,277	4,012	4,377	(21)%	(6)%	(27)%
Post-tax return on average shareholders' equity[1,3]	(32.2)%	(31.5)%	(26.8)%	(22.2)%	(23.8)%	(26.5)%	(25.1)%	(16.7)%	(23.6)%	(25.7)%	(22.8)%	(2.0)ppt	(2.1)ppt	3.7 ppt
Post-tax return on average tangible shareholders' equity[1,2,3]	(32.8)%	(32.2)%	(27.5)%	(22.7)%	(24.3)%	(27.1)%	(25.7)%	(17.1)%	(24.1)%	(26.2)%	(23.3)%	(1.9)ppt	(2.2)ppt	3.8 ppt
Specific revenue items														
Revenues	217	(57)	(55)	(35)	(55)	(225)	81	(24)	(36)	5	26	N/M	N/M	N/M
DVA	35	(24)	23	2	7	8	(2)	1	3	(1)	2	N/M	N/M	(79)%
Update in valuation methodology	81	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Specific revenue items	116	(24)	23	2	7	8	(2)	1	3	(1)	2	N/M	N/M	(79)%
Revenues ex. specific items	332	(81)	(44)	(34)	(59)	(217)	79	(23)	(33)	4	28	N/M	N/M	N/M
Adjusted profit (loss) before tax														
Profit (loss) before tax	(3,170)	(765)	(591)	(427)	(417)	(2,200)	(410)	(257)	(344)	(352)	(1,364)	(15)%	2 %	(38)%
Specific revenue items	116	(24)	23	2	7	8	(2)	1	3	(1)	2	N/M	N/M	(79)%
Transformation charges[1]	510	29	54	38	41	162	12	13	14	19	57	(53)%	42 %	(65)%
Impairment of goodwill / other intangibles	0	0	0	0	0	0	0	0	0	0	0	N/M	N/M	N/M
Restructuring & severance	157	3	3	4	6	17	0	8	(3)	1	6	(81)%	N/M	(62)%
Adjusted profit (loss) before tax	(2,388)	(756)	(511)	(383)	(363)	(2,013)	(399)	(236)	(330)	(333)	(1,298)	(8)%	1 %	(35)%

For footnotes please refer to page 30.

Non-GAAP financial measures (9/9)

Per Share information and net assets

(In €m., unless stated otherwise)	FY 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	FY 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	FY 2021	Q4 2021 vs. Q4 2020	Q4 2021 vs. Q3 2021	FY 2021 vs. FY 2020
Earnings per share measure														
Profit (loss) attributable to Deutsche Bank shareholders after AT1-coupon adjustment (in € m)	**(5,719)**	**(27)**	**(297)**	**286**	**173**	**135**	**1,208**	**441**	**281**	**162**	**2,088**	**(6)%**	**(43)%**	**N/M**
Weighted-average shares outstanding	2,110	2,121	2,111	2,104	2,103	2,108	2,096	2,096	2,096	2,097	2,097	(0)%	0%	(1)%
Adjusted weighted-average shares after assumed conversions	2,110	2,121	2,111	2,157	2,149	2,170	2,140	2,142	2,144	2,153	2,143	0%	0%	(1)%
Basic earnings per share in €[8]	€(2.71)	€ (0.01)	€ (0.14)	€0.14	€0.08	€0.06	€ 0.58	€ 0.21	€ 0.13	€ 0.08	€1.00	(6)%	(43)%	N/M
Diluted earnings per share in €[1,8]	€(2.71)	€ (0.01)	€ (0.14)	€0.13	€0.08	€0.06	€ 0.56	€ 0.21	€ 0.13	€ 0.08	€0.97	(7)%	(43)%	N/M
Book Value per basic share outstanding														
Total shareholders' equity (Book value)	**55,857**	**55,838**	**55,297**	**54,729**	**54,774**	**54,774**	**56,284**	**56,748**	**57,402**	**58,096**	**58,096**	**6 %**	**1 %**	**6%**
Number of shares issued, in mn.	2,067	2,067	2,067	2,067	2,067	2,067	2,067	2,067	2,067	2,067	2,067	0%	0%	0%
Treasury shares, in mn.	(1)	(2)	(10)	(2)	(1)	(1)	(4)	(3)	(2)	(1)	(1)	(50)%	(59)%	(50)%
Vested share awards, in mn.	52	70	54	37	39	39	32	34	30	35	35	(11)%	15%	(11)%
Basic shares outstanding	**2,119**	**2,135**	**2,111**	**2,101**	**2,104**	**2,104**	**2,095**	**2,097**	**2,095**	**2,101**	**2,101**	**(0)%**	**0 %**	**(0)%**
Book value per basic share outstanding in €	26.37	26.15	26.19	26.05	26.03	26.03	26.86	27.06	27.40	27.66	27.66	6%	1%	6%
Tangible book value per basic share outstanding														
Total shareholders' equity (Book value)	55,857	55,838	55,297	54,729	54,774	54,774	56,284	56,748	57,402	58,096	58,096	6%	1%	6%
Deduct: Goodwill and other intangible assets[20]	6,254	6,216	6,130	6,001	5,997	5,997	6,105	6,104	5,990	6,079	6,079	1%	1%	1%
Tangible shareholders' equity (Tangible book value)	**49,603**	**49,622**	**49,167**	**48,728**	**48,777**	**48,777**	**50,179**	**50,643**	**51,412**	**52,017**	**52,017**	**7 %**	**1 %**	**7%**
Number of shares issued, in mn.	2,067	2,067	2,067	2,067	2,067	2,067	2,067	2,067	2,067	2,067	2,067	0%	0%	0%
Treasury shares, in mn.	(1)	(2)	(10)	(2)	(1)	(1)	(4)	(3)	(2)	(1)	(1)	(50)%	(59)%	(50)%
Vested share awards, in mn.	52	70	54	37	39	39	32	34	30	35	35	(11)%	15%	(11)%
Basic shares outstanding	**2,119**	**2,135**	**2,111**	**2,101**	**2,104**	**2,104**	**2,095**	**2,097**	**2,095**	**2,101**	**2,101**	**(0)%**	**0 %**	**(0)%**
Tangible book value per basic share outstanding in €	23.41	23.24	23.29	23.19	23.18	23.18	23.95	24.15	24.54	24.76	24.76	7%	1%	7%
Net assets (adjusted), in €bn.														
Total assets[8]	**1,298**	**1,491**	**1,407**	**1,388**	**1,325**	**1,325**	**1,317**	**1,321**	**1,327**	**1,325**	**1,325**	**(0)%**	**(0)%**	**(0)%**
Deduct: Derivatives (incl. hedging derivatives & derivatives reclassified into hfs) credit line netting	266	351	291	266	266	266	227	218	220	239	239	(10)%	9%	(10)%
Deduct: Derivatives cash collateral received / paid	74	93	94	88	83	83	64	63	62	65	65	(22)%	4%	(22)%
Deduct: Securities Financing Transactions credit line netting	1	2	3	1	1	1	1	1	1	2	2	96%	97%	96%
Deduct: Pending settlements netting	10	51	34	39	12	12	37	46	41	15	15	30%	(63)%	30%
Net assets (adjusted)[1,8]	**946**	**994**	**986**	**994**	**952**	**952**	**987**	**992**	**1,003**	**1,003**	**1,003**	**4 %**	**0 %**	**4%**

For footnotes please refer to page 30.

Definition of certain financial measures and other information (1/4)

Non-GAAP Financial Measures

This document and other documents the Group has published or may publish contain non-GAAP financial measures. Non-GAAP financial measures are measures of the Group's historical or future performance, financial position or cash flows that contain adjustments that exclude or include amounts that are included or excluded, as the case may be, from the most directly comparable measure calculated and presented in accordance with IFRS in the Group's financial statements.

Return on Equity Ratios

The Group reports a post tax return on average shareholders' equity and a post-tax return on average tangible shareholders' equity, each of which is a non-GAAP financial measure.

The post-tax returns on average shareholders' equity and average tangible shareholders' equity are calculated as profit (loss) attributable to Deutsche Bank shareholders after AT1 coupon as a percentage of average shareholders' equity and average tangible shareholders' equity, respectively.

Profit (loss) attributable to Deutsche Bank shareholders after AT1 coupon for the segments is a non-GAAP financial measure and is defined as profit (loss) excluding post-tax profit (loss) attributable to noncontrolling interests and after AT1 coupon, which are allocated to segments based on their allocated average tangible shareholders' equity.

For the Group, it reflects the reported effective tax rate which was 26 % for FY 2021, 424 % for Q4 2021, 41 % for Q3 2021, 28 % for Q2 2021, 35 % for Q1 2021, 39 % for FY 2020, 3 % for Q4 2020, 36 % for Q3 2020, 61 % for Q2 2020, 106 % for Q1 2020 and (100)% for FY 2019.

For the segments, the applied tax rate was 28 % for all quarters in 2021, 28 % for all quarters in 2020 and 28 % for FY 2019.

At the Group level, tangible shareholders' equity is shareholders' equity as reported in the Consolidated Balance Sheet excluding goodwill and other intangible assets. Tangible shareholders' equity for the segments is calculated by deducting goodwill and other intangible assets from shareholders' equity as allocated to the segments. Shareholders' equity and tangible shareholders' equity are presented on an average basis.

The Group believes that a presentation of average tangible shareholders' equity makes comparisons to its competitors easier, and refers to this measure in the return on equity ratios presented by the Group. However, average tangible shareholders' equity is not a measure provided for in IFRS, and the Group's ratios based on this measure should not be compared to other companies' ratios without considering differences in the calculations.

Definition of certain financial measures and other information (2/4)

Allocation of Average Shareholders' Equity

Shareholders' equity is fully allocated to the Group's segments based on the regulatory capital demand of each segment. Regulatory capital demand reflects the combined contribution of each segment to the Groups' Common Equity Tier 1 ratio, the Groups' Leverage ratio and the Group's Capital Loss under Stress.

Contributions in each of the three dimensions are weighted to reflect their relative importance and level of constraint for the Group.

Contributions to the Common Equity Tier 1 ratio and the Leverage ratio are measured through Risk Weighted Assets (RWA) and Leverage Ratio Exposure. The Group's Capital Loss under Stress is a measure of the Group's overall economic risk exposure under a defined stress scenario.

Goodwill and other intangible assets are directly attributed to the Group's segments in order to allow the determination of allocated tangible shareholders' equity and the respective returns.

Shareholders' equity and tangible shareholders' equity is allocated on a monthly basis and averaged across quarters and for the full year.

Adjusted costs

Adjusted costs is one of the key performance indicators and is a non-GAAP financial measure for which the most directly comparable IFRS financial measure is noninterest expenses. Adjusted costs is calculated by deducting (i) impairment of goodwill and other intangible assets, (ii) net litigation charges and (iii) restructuring and severance (in total referred to as nonoperating costs) from noninterest expenses under IFRS. The Group believes that a presentation of noninterest expenses excluding the impact of these items provides a more meaningful depiction of the costs associated with our operating businesses.

Revenues excluding specific items

Revenues excluding specific items is a performance indicator that is a non-GAAP financial measure most directly comparable to the IFRS financial measure net revenues. Revenues excluding specific items is calculated by adjusting net revenues under IFRS for specific revenue items which generally fall outside the usual nature or scope of the business and are likely to distort an accurate assessment of the divisional operating performance. Excluded items are Debt Valuation Adjustment (DVA) and material transactions or events that are either one-off in nature or belong to a portfolio of connected transactions or events where the P&L impact is limited to a specific period of time. The Group believes that a presentation of net revenues excluding the impact of these items provides a more meaningful depiction of the revenues associated with our business.

Transformation charges

Transformation charges are costs included in adjusted costs that are directly related to Deutsche Bank's transformation as a result of the new strategy announced on July 7, 2019 and certain costs related to incremental or accelerated decisions driven by the changes in our expected operations due to the COVID-19 pandemic. Such charges include the transformation-related impairment of software and real estate, the accelerated software amortization and other transformation charges like onerous contract provisions or legal and consulting fees related to the strategy execution.

Transformation related effects

Transformation related effects are financial impacts, in addition to transformation charges (as defined above), which are recorded outside of adjusted costs. These include goodwill impairments in the second quarter 2019, as well as restructuring and severance expenses from the third quarter 2019 onwards. In addition to the aforementioned pre tax items, transformation related effects on a post tax basis include pro forma tax effects on the aforementioned items and deferred tax asset valuation adjustments in connection with the transformation of the Group.

Adjusted profit (loss) before tax

Adjusted profit (loss) before tax is calculated by adjusting the profit (loss) before tax under IFRS for specific revenue items, transformation charges, impairments of goodwill and other intangibles, as well as restructuring and severance expenses.

Expenses eligible for reimbursement related to Prime Finance

BNP Paribas and Deutsche Bank signed a master transaction agreement to provide continuity of service to Deutsche Bank's Prime Finance and Electronic Equities clients. Under the agreement Deutsche Bank operated the platform until clients could be migrated to BNP Paribas by the end of 2021. Expenses of the transferred business were eligible for reimbursement by BNP Paribas.

Fully loaded CRR/CRD Measures

We present in this report certain figures based on the CRR definition of own fund instruments (applicable for AT1 capital and T2 capital and figures based thereon, including Tier 1, Total Capital and Leverage Ratio) on a "fully loaded" basis. We calculate such "fully loaded" figures excluding the transitional arrangements for own fund instruments as provided in the currently applicable CRR/CRD. For CET1 instruments we do not make use of transitional provisions.

Transitional arrangements are applicable for Additional Tier 1 (AT1) and Tier 2 (T2) instruments. Capital instruments issued on or prior to December 31, 2011, that no longer qualify as AT1 or T2 capital under the fully loaded CRR/CRD as currently applicable are subject to grandfathering rules during the transitional period and are being phased out from 2013 to 2022 with their recognition capped at 30 % in 2019, 20 % in 2020 and 10 % in 2021 (in relation to the portfolio eligible for grandfathering which was still in issue on December 31, 2012). The current CRR as applicable since June 27, 2019, provides further grandfathering rules for AT1 and T2 instruments issued prior to June 27, 2019.

Thereunder, AT1 and T2 instruments issued through special purpose entities are grandfathered until December 31, 2021, and AT1 and T2 instruments that do not meet certain new requirements that apply since June 27, 2019 continue to qualify until June 26, 2025. Instruments issued under UK law which do not fulfill all CRR requirements after the UK has left the European Union are also excluded from our fully loaded definition.

Our CET1 and RWA figures show no difference between CRR/CRD as currently applicable and fully loaded CRR/CRD based on our definition of "fully loaded".

For reporting dates earlier than June 30, 2020, we still applied our earlier concept of fully loaded, defined as excluding the transitional arrangements for own funds instruments introduced by the CRR/CRD applicable until June 26, 2019, but reflecting the transitional arrangements introduced by the amendments to the CRR/CRD applicable from June 27, 2019, and further amendments thereafter.

For description of our regulatory measures please refer to our Annual Report 2020 "Management Report: Risk Report: Risk and Capital Performance"

Net assets (adjusted)

Net assets (adjusted) are defined as IFRS Total assets adjusted to reflect the recognition of legal netting agreements, offsetting of cash collateral received and paid and offsetting pending settlements balances. The Group believes that a presentation of net assets (adjusted) makes comparisons to its competitors easier.

Book Value and Tangible Book Value per Basic Share Outstanding

Book value per basic share outstanding and tangible book value per basic share outstanding are non-GAAP financial measures that are used and relied upon by investors and industry analysts as capital adequacy metrics. Book value per basic share outstanding represents the Bank's total shareholders' equity divided by the number of basic shares outstanding at period-end. Tangible book value represents the Bank's total shareholders' equity less goodwill and other intangible assets. Tangible book value per basic share outstanding is computed by dividing tangible book value by period-end basic shares outstanding.

Core Bank

The Core Bank represents the Group excluding the Capital Release Unit (CRU).

Cost ratios

Cost/income ratio: Noninterest expenses as a percentage of total net revenues, which are defined as net interest income before provision for credit losses plus noninterest income.

Compensation ratio: Compensation and benefits as a percentage of total net revenues, which are defined as net interest income before provision for credit losses plus noninterest income.

Noncompensation ratio: Noncompensation noninterest expenses, which are defined as total noninterest expenses less compensation and benefits, as a percentage of total net revenues, which are defined as net interest income before provision for credit losses plus noninterest income.

Other key ratios

Diluted earnings per share: Profit (loss) attributable to Deutsche Bank shareholders, which is defined as profit (loss) excluding noncontrolling interests, divided by the weighted-average number of diluted shares outstanding. Diluted earnings per share assume the conversion into common shares of outstanding securities or other contracts to issue common stock, such as share options, convertible debt, unvested deferred share awards and forward contracts.

Book value per basic share outstanding: Book value per basic share outstanding is defined as shareholders' equity divided by the number of basic shares outstanding (both at period end).

Tangible book value per basic share outstanding: Tangible book value per basic share outstanding is defined as shareholders' equity less goodwill and other intangible assets, divided by the number of basic shares outstanding (both at period-end).

Tier 1 capital ratio: Tier 1 capital, as a percentage of the risk-weighted assets for credit, market and operational risk.

Common Equity Tier 1 capital ratio: Common Equity Tier 1 capital, as a percentage of the risk-weighted assets for credit, market and operational risk.

Fully loaded CRR/CRD Leverage Ratio: Tier 1 capital (CRR/CRD fully loaded), as a percentage of the CRR/CRD leverage ratio exposure measure.

Phase-in CRR/CRD Leverage Ratio: Tier 1 capital (CRR/CRD phase-in), as a percentage of the CRR/CRD leverage ratio exposure measure.

Net interest margin: For Group and Divisions, Net interest income (before provision for credit losses) as a percentage of average total interest earnings assets. Net interest margins per division are based on their contribution to the Group results.

Average yield on loans: Interest income on loans as a percentage of average loans at amortized cost based upon month-end balances.

Provision for credit losses (bps of loans): Provision for credit losses annualized as basis points of average loans gross of allowances for loan losses, based upon month-end balances.

Footnotes

1. Definitions of certain financial measures are provided on pages 26-29 of this document.
2. The reconciliation of average tangible shareholders' equity is provided on pages 17-25 of this document.
3. Based on Profit (loss) attributable to Deutsche Bank shareholders (Post-tax).
4. The reconciliation of adjusted costs is provided on page 3 and 7-13 of this document.
5. Includes expenses eligible for reimbursement related to Prime Finance of € 302 million for full-year 2021, € 70 million in Q4 2021, € 71 million in Q3 2021, € 84 million in Q2 2021, € 77 million in Q1 2021, € 360 million for full-year 2020, € 81 million in Q4 2020, € 89 million in Q3 2020, € 92 million in Q2 2020, € 98 million in Q1 2020 and € 102 million in Q4 2019, which are excluded from the definition of our targets.
6. At period end.
7. We calculate our leverage ratio exposure according to CRR as applicable at the reporting date. Starting with September 30, 2020, the Group is allowed to exclude certain Euro-based exposures facing Eurosystem central banks from the leverage ratio exposure based on the ECB-decisions (EU) 2020/1306 and (EU) 2021/1074. This exclusion currently applies until March 31, 2022. The segmental leverage exposures are presented without that exclusion. As of December 31, 2021 the "pro-forma" leverage exposure and leverage ratio without exclusion of these central bank balances would amount to € 1,207 billion and 4.5 % (fully loaded)/ 4.6 % (phase-in).
8. Contains Group-neutral reallocation of Central Liquidity Reserves to business divisions.
9. From 2019 onwards, the tax impact is recognized in net income (loss) directly. Accordingly earnings were adjusted by € 363 million, € 349 million and € 330 million before tax for the coupons paid on Additional Tier 1 Notes in April 2021, April 2020 and April 2019, respectively. The coupons paid on Additional Tier 1 Notes are not attributable to Deutsche Bank shareholders and therefore need to be deducted in the calculation in accordance with IAS 33. Diluted Earnings per Common Share include the numerator effect of assumed conversions. In case of a net loss potentially dilutive shares are not considered for the earnings per share calculation, because to do so would decrease the net loss per share.
10. Includes Additional Tier 1 Notes, which constitute unsecured and subordinated notes of Deutsche Bank and are classified as equity in accordance with IFRS.
11. Includes net interest income and net gains (losses) on financial assets/liabilities at fair value through profit or loss, net fee and commission income and remaining revenues.
12. IPB Personal Banking includes small businesses in Italy, Spain and India and IPB Private Banking includes small & mid caps in Italy, Spain and India.
13. FY 2019 reflects € 491 million impairment of goodwill related to the Cash Generating Unit Global Transaction Banking & Corporate Finance (GTB & CF) within the former Corporate & Investment Bank corporate division.
14. Segment assets represent consolidated view, i.e. the amounts do not include intersegment balances (except for Central Liquidity Reserves, Shorts Coverage, Liquidity Portfolio and Repack reallocations, regarding assets consumed by other segments but managed by CB/ IB).
15. Assets under Management include assets held on behalf of customers for investment purposes and/or assets that are managed by DB. They are managed on a discretionary or advisory basis or are deposited with DB.
16. Annualized management fees divided by average Assets under Management.
17. IFRS 9 introduces a three stage approach to impairment for Financial Assets that are not credit-impaired at the date of origination or purchase. This approach is summarized as follows:
    Stage 1: The Group recognizes a credit loss allowance at an amount equal to 12-month expected credit losses.
    Stage 2: The Group recognizes a credit loss allowance at an amount equal to lifetime expected credit losses for those Financial Assets which are considered to have experienced a significant increase in credit risk since initial recognition.
    Stage 3: The Group recognizes a loss allowance at an amount equal to lifetime expected credit losses, reflecting a Probability of Default of 100 %, via the expected recoverable cash flows for the asset, for those Financial Assets that are credit-impaired. POCI = Purchased or Originated Credit Impaired.
18. Financial Assets at Amortized Cost consist of: Loans at Amortized Cost, Cash and central bank balances, Interbank balances (w/o central banks), Central bank funds sold and securities purchased under resale agreements, Securities borrowed and certain subcategories of Other assets.
19. Allowance for credit losses does not include allowance for country risk for Amortized Cost and Off-Balance Sheet positions.
20. Since Q1 2018 Goodwill and other intangible assets attributable to the partial sale of DWS are excluded.
21. Includes € 39 million for December 31, 2021, € 29 million for September 30, 2021, € 29 million for June 30, 2021, € 29 million for March 31, 2021, € 0.1 billion for December 31, 2020, € 0.1 billion for September 30, 2020 and € 0.2 billion for June 30, 2020 resulting from IFRS 9 transitional arrangements which we applied from June 30, 2020. The transitional arrangements in relation to IFRS 9 as provided in the current CRR/CRD, Article 473a CRR allowed for a phase-in of the corresponding CET 1 reduction due to the increase of IFRS 9 credit loss allowance over a five year period until year end 2022. The "quick fix" of the CRR (Regulation (EU) 2020/873) amended the Article 473a CRR in the extend to reset the dynamic component i.e. it separately covers the periods from January 1, 2018 to January 1, 2020 and the period from January 1, 2020 to the current reporting date, the phase-in period is extended until 2024, and the phase-in percentages are modified.
22. As mentioned in our Annual Report 2020, in line with ECB/EBA guidance we have re-published our Pillar 3 Report 2020 calculating all key regulatory metrics based on the proposed shareholder dividend payment of zero. As a result our re-published CET 1 capital is € 44.9 billion and the revised key regulatory metrics are: CET 1 ratio 13.6 %, Tier 1 ratio 15.7 %, Total Capital ratio 17.8 %, fully loaded Leverage Ratio 4.7 % as of December 31, 2020.
23. From December 31, 2021 onwards there is a change in calculation method. Net charge offs are now divided by average loans instead of total loans.